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BANNER CORPORATION
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March 24, 2014

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Banner Corporation.  The meeting will be held at the Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 22, 2014, at 10:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Banner Corporation, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to relevant questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to promptly vote.  You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Mark J. Grescovich

Mark J. Grescovich
President and Chief Executive Officer

BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2014

Notice is hereby given that the 2014 annual meeting of shareholders of Banner Corporation will be held at the Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 22, 2014, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

Proposal 1.	Election of four directors to each serve for a three-year term and one director to serve for a two-year term.

Proposal 2.	An advisory (non-binding) vote to approve our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Adoption of the Banner Corporation 2014 Omnibus Incentive Plan.

Proposal 4.	Ratification of the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2014.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on March 1, 2014 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by submitting your vote via the Internet or telephone, or by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ALBERT H. MARSHALL

ALBERT H. MARSHALL
SECRETARY

Walla Walla, Washington
March 24, 2014

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum.  You may vote via the Internet or by telephone.  Alternatively, a proxy card and self-addressed envelope are enclosed for your convenience.  No postage is necessary if mailed in the United States.

PROXY STATEMENT
OF
BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2014

The Board of Directors of Banner Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the 2014 annual meeting of shareholders.  We are first mailing this Proxy Statement and the form of proxy to our shareholders on or about March 24, 2014.

The information provided in this Proxy Statement relates to Banner Corporation and its wholly-owned subsidiaries, Banner Bank and Islanders Bank.  Banner Corporation may also be referred to as “Banner” and Banner Bank and Islanders Bank may also be referred to as the “Banks.”  References to “we,” “us” and “our” refer to Banner and, as the context requires, the Banks.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, April 22, 2014
Time:	10:00 a.m., local time
Place:	Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of four directors to each serve for a three-year term and one director to serve for a two-year term.

Proposal 2.	An advisory (non-binding) vote to approve our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Adoption of the Banner Corporation 2014 Omnibus Incentive Plan.

Proposal 4.	Ratification of the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2014.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on March 1, 2014 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Banner’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Banner common stock you own.  On March 1, 2014, there were 19,485,144 shares of Banner common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Banner common stock are held in your name.  If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Banner common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card.  Instructions for voting are found on the proxy card.  Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, FOR adoption of the 2014 Omnibus Incentive Plan and FOR ratification of the selection of Moss Adams LLP as our independent auditor for 2014.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse or other party and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”  The proposals to elect directors and adopt the 2014 Omnibus Incentive Plan, and the advisory vote to approve executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan (“ESOP”), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant’s plan account.  Each participant in the ESOP may instruct the trustees how to vote the shares of common stock allocated to the participant’s plan account.  The instructions are confidential and will not be disclosed to Banner.  If an ESOP participant properly executes the proxy card, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Allocated shares for which no voting instructions are received or for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.  The trustees of the ESOP are Directors Adams, Budke, Collingsworth, Foster, Jones, Klaue, Kravas, Layman, Orrico, Sirmon and Smith.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Banner common stock.  Accordingly, the nominees who receive the highest number of votes for the directorships for which they have been nominated will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.  Our Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Adoption of 2014 Omnibus Incentive Plan

Adoption of the Banner Corporation 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR adoption of the 2014 Omnibus Incentive Plan.

Vote Required to Approve Proposal 4: Ratification of the Selection of the Independent Auditor

Ratification of the selection of Moss Adams LLP as our independent auditor for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of the independent auditor.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 22, 2014

Our Proxy Statement and 2013 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.  The following materials are available for review: Proxy Statement; proxy card; and 2013 Annual Report to Shareholders.  Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.marcuswhitmanhotel.com/explore-getdirections.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying Banner’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in “street name,” you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2014, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner’s common stock other than directors and executive officers;

•	each director and director nominee of Banner;

•	each executive officer named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Banner and Banner Bank as a group.

Persons and groups who beneficially own in excess of five percent of Banner’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”).  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 19,518,834 shares of Banner common stock outstanding.  Of these shares, 19,485,144 had voting rights and 33,690 were non-voting shares.  The non-voting shares consist of shares of restricted stock subject to performance-based vesting conditions that were issued to the named executive officers in 2013.  The rights associated with these shares are described in greater detail below on page 21.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding

Beneficial Owners of More Than 5%

BlackRock, Inc.	2,063,273	(2)	10.57
40 East 52nd Street
New York, New York 10022

The Vanguard Group	1,154,672	(3)	5.92
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

FMR LLC	1,774,760	(4)	9.09
245 Summer Street
Boston, Massachusetts 02110

Directors

Robert D. Adams	19,158	(5)	*
Gordon E. Budke	1,590	(6)	*
Connie R. Collingsworth	100		*
Jesse G. Foster	9,881	(7)	*
D. Michael Jones	22,616	(8)	*
David A. Klaue	83,049		*
Constance H. Kravas	13,460	(9)	*
John R. Layman	20,299	(10)	*
Brent A. Orrico	77,986	(11)	*
Gary Sirmon	36,337	(12)	*
Michael M. Smith	25,228	(13)	*

Named Executive Officers

Mark J. Grescovich**	60,058		*
Lloyd W. Baker	15,683	(14)	*
Richard B. Barton	6,392		*
Cynthia D. Purcell	3,750		*
Douglas M. Bennett	5,997	(15)	*

All Executive Officers and Directors as a Group (22 persons)	435,627		2.23
____________
*	Less than 1% of shares outstanding.
**	Also a director of Banner.
(1)
Shares held in accounts under the ESOP and shares of restricted stock granted under Mr. Grescovich’s employment agreement, as well as under the 2012 Restricted Stock and Incentive Bonus Plan, as to which the holders have voting power but not investment power, are included as follows: Mr. Grescovich, 29,593 shares; Mr. Jones, 595 shares; Mr. Baker, 5,320 shares; Mr. Barton, 4,130 shares; Ms. Purcell, 2,878 shares; Mr. Bennett, 5,682 shares; and all executive officers and directors as a group, 66,687 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted pursuant to Banner’s stock option plans: Dr. Kravas, 2,592; Mr. Klaue, 2,500; Mr. Layman, 2,500; Mr. Smith, 2,592; Mr. Baker, 285; Mr. Barton, 285; Ms. Purcell, 285; Mr. Bennett, 285; and all executive officers and directors as a group, 12,321.

(2)	Based on a Schedule 13G/A dated January 10, 2014, which reports sole voting power over 2,008,337 shares and sole dispositive power over 2,063,273 shares.
(3)	Based on a Schedule 13G/A dated February 6, 2014, which reports sole voting power over 27,778 shares, sole dispositive power over 1,027,652 shares and shared dispositive power over 26,578 shares.
(4)	Based on a Schedule 13G dated February 13, 2014, which reports sole voting power over 1,362 shares and sole dispositive power over 1,774,760 shares.
(5)	Includes 1,895 shares owned by a trust directed by Mr. Adams.
(6)	Owned by a trust directed by Mr. Budke and his wife.
(7)	Includes 7,404 shares owned solely by his wife.

(Footnotes continue on following page)

(8)	Includes 142 shares held as custodian for minors.
(9)	Includes 881 shares held jointly with her husband.
(10)	Includes 10,714 shares which have been pledged.
(11)	Includes 44,706 shares owned by companies controlled by Mr. Orrico and 18,827 shares owned by trusts directed by Mr. Orrico.
(12)	Includes 11,249 shares held jointly with his wife and 12,900 shares owned by companies controlled by Mr. Sirmon.
(13)	Includes 1,457 shares held jointly with his wife, 2,285 shares owned solely by his wife and 7,142 shares owned by a company controlled by Mr. Smith.
(14)	Includes 121 shares owned solely by his wife and 8,489 shares held jointly with his wife.
(15)	Includes three shares held as custodian to a minor.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of 12 members and is divided into three classes.  One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  Effective as of the annual meeting, Jesse G. Foster has reached our mandatory retirement age.  However, because of his considerable experience in banking and management and his continuing contributions to the Board and Banner, the Board of Directors has made an exception to our policy and accepted the Corporate Governance/Nominating Committee’s nomination of Mr. Foster for a three-year term.

The table below sets forth information regarding each director of Banner and each nominee for director.  The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors.  In order to rebalance the classes of the Board, the Corporate Governance/Nominating Committee has nominated four directors to serve for a term of three years each and one director to serve for a term of two years.  All of our nominees currently serve as Banner directors.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Jesse G. Foster, Mark J. Grescovich, D. Michael Jones, David A. Klaue and Brent A. Orrico.

Name	Age as of December 31, 2013	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Jesse G. Foster	75	1996	2017 (2)
Mark J. Grescovich	49	2010	2017 (2)
D. Michael Jones	71	2002	2017 (2)
David A. Klaue	60	2007	2017 (2)
Brent A. Orrico	64	1999	2016 (2)

DIRECTORS CONTINUING IN OFFICE

Gordon E. Budke	72	2002	2015
Constance H. Kravas	67	2004	2015
John R. Layman	55	2007	2015
Michael M. Smith	59	2003	2015
Robert D. Adams	72	1984	2016
Connie R. Collingsworth	55	2013	2016
Gary Sirmon	70	1983	2016
_____________
(1)      Includes prior service on the Board of Directors of Banner Bank for all directors who have served since 1995 or earlier.
(2)      Assuming re-election.

Information Regarding Nominees for Election.  Set forth below is the present principal occupation and other business experience during the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of Banner.

Jesse G. Foster is Vice Chairman of the Board and a director of Banner and Banner Bank.  Mr. Foster retired as an officer of Banner in 2003 and served as a consultant to Banner Bank until the end of 2010.  He was formerly the Chief Executive Officer, President and a director of Inland Empire Bank, which he joined in 1962.  Mr. Foster’s banking career has given him expertise in all areas of banking.

Mark J. Grescovich is President, Chief Executive Officer and a director of Banner and Banner Bank.  Mr. Grescovich joined Banner and Banner Bank as President in April 2010 and became Chief Executive Officer in August 2010.  Prior to joining Banner and Banner Bank, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A., a commercial bank with $14.5 billion in assets and over 200 branch offices.  He assumed the role and responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including that of Chief Credit Officer.  Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio.  He has a Bachelor of Business Administration degree in finance from Miami University and a Master of Business Administration degree, also in finance, from The University of Akron.  Mr. Grescovich’s career has provided him with a wealth of expertise in banking.

D. Michael Jones retired in 2010 as President and Chief Executive Officer of Banner and Banner Bank.  He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting.  Mr. Jones is a Certified Public Accountant (inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington.  From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho.  Mr. Jones’ banking career has given him expertise in all areas of banking.

David A. Klaue served as Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007.  He is Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana; Felts Field Aviation, an air transportation company; Park Ranch Land & Cattle Co., a cow/calf feeder and hay producer; and Empire Investments, a real estate investment company, companies with which he has been affiliated for over 32 years.  He is a managing member in various other real estate investment, equipment and sales companies.  Mr. Klaue’s career has afforded him expertise in business, agricultural and real estate management.

Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 17 years.  Mr. Orrico has 32 years of experience in banking and finance-related business activities, including having served as an executive officer at a major financial institution and being a founding member of two community banks.  Mr. Orrico also serves as a director of Islanders Bank.

Information Regarding Incumbent Directors.  Set forth below is the present principal occupation and other business experience during the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on Banner’s Board of Directors.

Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies.  A Certified Public Accountant with over 36 years of experience in public accounting, Mr. Budke retired as a partner from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997.  His qualification as an audit committee financial expert was the primary reason for his nomination to the Board.  Mr. Budke also serves on the Board of Directors of Yokes Foods, Inc.

Constance H. Kravas is the University of Washington’s Vice President for Development and Alumni Relations and also serves as the President of the University of Washington Foundation.  Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation.  Dr. Kravas has over 39 years of experience in leadership and management positions for not-for-profit boards.

John R. Layman served as co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007.  He is managing partner of Layman Law Firm, PLLP, with which he has been associated since 1983.  His areas of practice include real estate development, commercial litigation, personal injury and product liability.  He also has experience in corporate duties, securities litigation, fiduciary obligations and reporting requirements.

Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington’s Yakima valley since 1974.  He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization.  Mr. Smith’s career has afforded him experience in managing financial and operational aspects of agricultural companies.

Robert D. Adams sold his business interests in 2005 as a partner in, and retired as President and Chief Executive Officer of, Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years.  Through his career, Mr. Adams developed expertise in management, risk assessment, and  agricultural and commercial building construction. Also during his career, Mr. Adams remained active in the United States Air Force Reserve, retiring as a Lt. Colonel.

Connie R. Collingsworth serves as General Counsel and Secretary of the Bill & Melinda Gates Foundation in Seattle, Washington, where she manages the Foundation’s legal needs and has provided leadership in the areas of risk management, compliance and corporate governance.  Since 2007, she has also served on the Foundation’s Management Committee which is responsible for the development and execution of Foundation-wide strategy and policy and coordination of overall operations.  Prior to joining the Foundation in 2002, Ms. Collingsworth was a partner of Preston Gates & Ellis, now K&L Gates, a leading Northwest law firm based in Seattle, where she served as lead attorney for a broad range of commercial transactions, mergers and acquisitions, and private equity financings. Ms. Collingsworth was recently elected to the Board of Directors of Premera Blue Cross, one of the largest health plan providers in the Pacific Northwest.

Gary Sirmon is Chairman of the Board and a director of Banner and Banner Bank.  He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002.  Mr. Sirmon’s extensive career in banking has given him expertise in management, strategic planning, risk management, and mergers and acquisitions.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees.  During the year ended December 31, 2013, the Board of Directors held nine meetings.  No director attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees and Committee Charters

The Board of Directors has standing Executive, Audit, Compensation, Risk and Corporate Governance/Nominating Committees.  The Board has adopted written charters for the Audit, Compensation, Risk and Corporate Governance/ Nominating Committees and although copies of these charters are not available on our website,  the charters, excepting the Risk Committee charter, must be attached to the annual meeting proxy statement at least once every three years or when the charter has been materially amended.  The Compensation Committee and Audit Committee charters are attached to this Proxy Statement as Appendix A and Appendix B, respectively.  The Corporate Governance/Nominating Committee charter was attached to the Proxy Statement for the 2012 annual meeting.

Executive Committee

The Executive Committee, consisting of Directors Orrico (Chairman), Budke, Foster, Grescovich, Klaue and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings.  The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries.  The Executive Committee met four times during the year ended December 31, 2013.

Audit Committee

The Audit Committee, consisting of Directors Budke (Chairman), Adams, Jones and Layman, oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system.  It also has the sole authority to appoint or replace our independent auditor and oversees the activities of our internal audit functions.  The Audit Committee believes it has fulfilled its responsibilities under its charter.  The Committee met 12 times during the year ended December 31, 2013.

Each member of the Audit Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  In addition, the Board of Directors has determined that Mr. Budke and Mr. Jones meet the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee

The Compensation Committee, which consists of Directors Smith (Chairman), Collingsworth, Klaue and Kravas, sets salary policies and levels for senior management and oversees all of our salary and incentive compensation programs.  The Committee believes it has fulfilled its responsibilities under its charter.  The Compensation Committee met 21 times during the year ended December 31, 2013.

Each member of the Compensation Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee meets, outside of the presence of Mr. Grescovich, to discuss his compensation and make its recommendation to the full Board, which then votes on his compensation.  Mr. Grescovich makes recommendations to the Compensation Committee regarding the compensation of all other executive officers.  The Committee considers the recommendations of Mr. Grescovich and makes its recommendation to the full Board, which then votes on executive compensation.

Risk Committee

The Risk Committee, consisting of Directors Orrico (Chairman), Budke, Grescovich, Sirmon, and Smith, was established in September 2010 to provide effective oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our credit risk, market and liquidity risk, interest rate risk and operating risk, including technology, legal and compliance risk.  The Committee also reviews management’s strategies and policies for managing these risks and serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.  The Risk Committee met four times during the year ended December 31, 2013.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee, consisting of Directors Orrico (Chairman), Collingsworth, Foster and Kravas, assures that we maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner.  The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies.  The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter.  Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee met three times during the year ended December 31, 2013.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s level of success and respect in the candidate’s field, as well as the candidate’s independence, communication skills, education, character and community involvement.  The Committee also considers the candidate’s knowledge of the banking business and whether the candidate would provide for adequate representation of our market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  The Committee does not specifically consider diversity in identifying nominees for director; however, the Committee believes that the judicious application of the criteria described above provide Banner with a well-rounded and effective Board with a diverse range of experience and perspectives.

In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Banner director.  The Committee will consider director candidates recommended by our shareholders.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Leadership Structure

The positions of Chairman of the Board and of President and Chief Executive Officer are held by two persons.  This has been the case since 1995, when Banner was formed to become the holding company for Banner Bank.  The Board believes this structure is appropriate for Banner because it provides the Board with capable leadership and independence from management.  It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing Banner, while the Chairman leads the Board.

Board Involvement in the Risk Management Process

The Board of Directors recognizes that effective risk management requires a high level of cooperation between the Board and senior management.  Nonetheless, the Board has established and maintains its independence in overseeing the conduct of Banner, including the risk management process.  The Board’s leadership structure takes into account its risk administration function by the conduct of its business through Board meetings and through its committees, in particular the Corporate Governance/Nominating, Audit and Risk Committees, as well as by the separation of the positions of Chairman of the Board and of President and Chief Executive Officer as described above.

Directors keep themselves informed of the activities and condition of Banner and of the risk environment in which it operates by regularly attending Board and assigned Committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Banner and the Banks by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.  The Corporate Governance/ Nominating Committee monitors and evaluates director training and information resources.

The Board oversees the conduct of Banner’s business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;

•	establishing, with senior management, Banner’s long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;

•	overseeing Banner’s business performance; and

•	ensuring that the Banks help to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Banner and the Banks.

The Board ensures that all significant risk taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further Banner’s business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Banner’s and the Banks’ circumstances.  The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Banner against external crimes and internal fraud and abuse.

The Board’s policies also establish mechanisms for providing the Board with the information needed to monitor Banner’s operations.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of the risk under consideration and Banner’s and the Banks’ unique circumstances.

The Board further enhanced its involvement in the risk management process in September 2010 by the establishment of a Risk Committee.  The Risk Committee reviews management’s strategies and policies for managing enterprise-wide risks and the processes established to identify, measure, monitor and manage those risks.  The Risk Committee also serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.

The Board has also established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an annual external audit is performed. The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Banner’s regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Corporate Governance/Nominating Committee is responsible for initiatives to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and NASDAQ rules governing corporate governance.  The Committee will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Ethics.  On June 19, 2003, the Board of Directors adopted the Officer and Director Code of Ethics.  The Code is applicable to each of our directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics was filed as an exhibit to Banner’s Annual Report on Form 10-K for the year ended December 31, 2004.

Communications with Shareholders.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362.  Any

communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All directors attended last year’s annual meeting of shareholders.

Related Party Transactions.  We have a number of written policies governing transactions with related parties.  These policies are intended to ensure that all transactions entered into with related parties are in the best interests of Banner and its shareholders.  As a general rule, transactions with directors and officers, and their related interests are prohibited.  An exception applies to normal banking relationships.

Our Code of Ethics provides that where an officer or director finds that any financial or business relationship with customers, consultants, or vendors may impair, or appear to impair, the independence of business judgment on behalf of Banner, that person must (1) disclose fully to a supervisor, the Chief Executive Officer or to the Board of Directors the existence and nature of the conflict and (2) remove and insulate himself/herself from all decision-making and action related to that financial or business activity of Banner.  Each year, our directors and officers complete a conflict of interest questionnaire to ensure that no conflicts, or potential conflicts, of interest are overlooked.

The Banks have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal and state regulations.  All outstanding loans to our directors and executive officers: (1) were made in the ordinary course of business; (2) were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Banks; and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made.  Loans made to executive officers and directors are granted pursuant to the normal underwriting procedures of the Banks.  Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to that person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  All lines of credit to insiders that, combined with other loans, do not exceed $500,000 for directors and their related interests or $100,000 for executive officers and that do not fall within the exceptions to Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) must be approved by the Board of Directors at least annually.  All loan approval and review procedures are governed by written policies.

In addition, each director and executive officer completes a form annually to identify all related interests.  Deposit and loan accounts of directors, executive officers and related interests are then coded in our systems so that developments can be tracked.  Our Regulation O officer, a compliance specialist, monitors developments monthly and completes a quarterly report of Regulation O compliance which is submitted to the Board of Directors.

Director Independence.  Our common stock is listed on The NASDAQ Global Select Market.  In accordance with NASDAQ rules, at least a majority of our directors must be independent directors.  The Board has determined that 11 of our 12 directors are “independent,” as defined by NASDAQ.  Robert D. Adams, Gordon E. Budke, Connie R. Collingsworth, Jesse G. Foster, D. Michael Jones, David A. Klaue, Constance H. Kravas, John R. Layman, Brent A. Orrico, Gary Sirmon and Michael M. Smith are independent.

DIRECTORS’ COMPENSATION

Director Compensation Table

The following table shows the compensation paid to our directors for 2013, with the exception of Mark J. Grescovich, a director and our President and Chief Executive Officer, and whose compensation is included in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Robert D. Adams	45,000	--	1,102	46,102
Gordon E. Budke	72,000	--	1,912	73,912
Connie R. Collingsworth	34,000	--	--	34,000
Jesse G. Foster	37,500(3)	(4)	75,783(5)	113,283
David A. Klaue	53,000	--	1,555	54,555
Constance H. Kravas	53,000	--	1,459	54,459
D. Michael Jones	34,500(3)	2,472(6)	141,599(7)	178,571
Robert J. Lane (8)	28,750	--	1,310	30,060
John R. Layman	45,000	--	1,297(9)	46,297
Brent A. Orrico	66,200(10)	--	1,056	67,256
Gary Sirmon	60,500(3)	(11)	137,800(12)	198,300
Michael M. Smith	65,500	--	1,794	67,294
____________
(1)	The following directors deferred all or a portion of their fees into Banner common stock, pursuant to the deferred fee agreements described below: Adams, Klaue, Kravas, Layman, Orrico and Smith.
(2)
Unless otherwise noted, consists of dividends paid on vested phantom stock awards and business and occupation tax reimbursement. Effective July 1, 2010, Washington State subjects directors’ fees to a 1.8% business and occupation tax, which may be reduced by a small business tax credit allowance. Banner has agreed to reimburse or pay the tax on each director’s behalf.

(3)	Includes $500 for attending meetings of the Board of Directors of Community Financial Corporation, a subsidiary of Banner Bank.
(4)	The present value of Mr. Foster’s supplemental retirement benefits decreased by $63,695 in 2013.
(5)	Mr. Foster received $72,000 pursuant to his supplemental retirement agreement (as described below); also includes life insurance premiums paid and dividends on vested phantom stock awards.
(6)	Consists of above-market earnings on deferred compensation. The present value of Mr. Jones’ supplemental retirement benefits decreased by $72,906 in 2013.
(7)	Mr. Jones received $134,050 pursuant to his supplemental retirement agreement (as described below); also includes life and health insurance premiums paid.
(8)	Mr. Lane resigned from the Board effective June 30, 2013.
(9)	Consists of the value of a life insurance premium under a split-dollar arrangement, as well as dividends paid on vested phantom stock awards and business and occupation tax reimbursement.
(10)	Includes $21,700 in fees for attending meetings of the Board of Directors of Islanders Bank.
(11)	The present value of Mr. Sirmon’s supplemental retirement benefits and salary continuation plan decreased by $73,853 in 2013.
(12)
Mr. Sirmon received $77,062 pursuant to his salary continuation agreement and $57,604 pursuant to his supplemental retirement agreement (each as described below); also includes life insurance premiums paid, business and occupation tax reimbursement, and dividends on vested phantom stock awards.

During the year ended December 31, 2013, non-employee directors of Banner received an annual retainer of $33,000 and a fee of $1,000 per committee meeting attended.  The Chairman of the Board receives an additional $20,000 annual retainer, the Chairman of the Audit Committee receives an additional $20,000 annual retainer and the Chairmen of the Compensation Committee, Risk Committee and Corporate Governance/Nominating Committee receive an additional $250 per committee meeting attended.  Non-employee directors who serve on the Board of Community Financial Corporation, a subsidiary of Banner Bank, receive $500 for each meeting attended. Non-employee directors who serve on the Board of Islanders Bank receive an annual retainer of $19,200 and $300 per committee meeting attended.  Officers of Banner or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Board committees. The Board of Directors typically determines whether to adjust the annual retainer and meeting fees of directors in April of each year and from time to time requests recommendations from the Compensation Committee.

In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement.  Each director may direct the investment of the deferred fees toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We have established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred fee agreements provide pre-retirement death and disability benefits in an amount equal to the value of the director’s account balance upon the occurrence of either event.  At retirement, a director, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  In connection with its acquisitions, Banner also assumed liability for certain deferred compensation plans for the acquired institutions’ directors.  At December 31, 2013, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $4.3 million.

Banner Bank entered into agreements to provide supplemental retirement benefits to Messrs. Foster, Jones and Sirmon while each was employed by Banner as an executive officer.  Banner Bank has purchased life insurance to recover the benefits payable under these agreements upon each individual’s death.  The agreements provide that, following retirement at or after attaining age 62 (age 65 for Mr. Jones) and for a minimum of a 180-month period thereafter, Banner Bank will pay each individual (or his beneficiary) an annual benefit based on his level of pre-retirement compensation and other retirement benefits.  Mr. Foster’s monthly benefit is $6,000 and was first paid on January 1, 2004.  Mr. Jones’ monthly benefit is $11,171 and was first paid on March 1, 2011.  Mr. Sirmon’s monthly benefit is approximately $4,800 and was first paid on August 1, 2005.

Banner Bank entered into a salary continuation agreement in October 1993 with Mr. Sirmon, a director and former Chairman, President and Chief Executive Officer of Banner and Banner Bank, to ensure his continued service through retirement.  Banner Bank has purchased life insurance to recover the benefits payable under the agreement upon Mr. Sirmon’s death.  Mr. Sirmon retired on July 16, 2005 and will receive monthly payments over a minimum of a 180-month period following retirement.  Mr. Sirmon’s monthly benefit is approximately $6,422 and was first paid on August 1, 2005.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation philosophy and programs, and is intended to give context to the tables that follow in the section entitled, “Executive Compensation.”  In particular, we address the 2013 compensation of the following individuals, who are known as our named executive officers:

•	Mark J. Grescovich, President and Chief Executive Officer;
•	Lloyd W. Baker, Executive Vice President and Chief Financial Officer;
•	Richard B. Barton, Executive Vice President and Chief Lending Officer;
•	Cynthia D. Purcell, Executive Vice President of Retail Banking and Administration; and
•	Douglas M. Bennett, Executive Vice President of Real Estate Lending Operations.

Executive Summary

2013 Executive Compensation Highlights.  From November 2008 through March 2012, Banner was a participant in the U.S. Department of the Treasury’s Troubled Asset Relief Program (“TARP”).  During this period, we were subject to a number of requirements and restrictions on compensation and corporate governance matters applicable to TARP recipients, including a limitation on establishing formal performance-based incentive arrangements for our named executive officers.  Free from these constraints in 2013, we made meaningful changes to our compensation program for named executive officers to be more closely aligned with the objectives outlined below under “Compensation Program Objectives and Governance – Objectives and Overview of the Compensation Program.”  Highlights of these changes include:

•	modest salary increases (no increase for the Chief Executive Officer and two percent increases for the other named executive officers);

•	establishment of a formal annual incentive plan, including a combination of pre-established corporate goals and less-formulaic individual goals; and

•	establishment of a formal long-term incentive plan tied to shares of Banner stock, with 50% or more of the target award in the form of performance-based equity.

As a result of these structural adjustments, which are explained in detail in the section entitled, “Compensation Program – Incentive Compensation,” over 40% of our Chief Executive Officer’s target total direct compensation is performance-based and over 27% of other named executive officers’ target total direct compensation is performance-based.  The following table provides a summary:

Allocation of 2013 Total Direct Compensation for the Named Executive Officers
Pay Component	Chief Executive Officer	Other Named Executive Officers

Base salary	45%	61%
Target annual incentive	23%	15%
Target performance-based equity	18%	12%
Time-based restricted stock	14%	12%
Target total direct compensation	100%	100%

We believe this balance of performance-based and stock-based elements is consistent with the objectives of our compensation program and the achievement of our short- and long-term financial goals.  Based on this target structure, and including compensation related to retirement arrangements and perquisites, the target total compensation for our named executive officers, individually and in aggregate, is within 10% of the median target total compensation for our peer group, according to the benchmarking analysis performed in 2013 (described under “Compensation Benchmarking” below).

2013 Corporate Highlights.  For the year ended December 31, 2013, Banner reported a net profit available to common shareholders of $46.6 million or $2.40 per share.  Though impacted by a significant slowdown in mortgage banking refinance activity, revenues from core operations were strong at $208.0 million in 2013.  Banner further improved its ability to consistently generate revenue through client acquisition and new account growth, a strong net interest margin aided by growth in non-interest-bearing deposits and reductions in more costly certificates of deposit, strong mortgage banking revenue in spite of the refinance slowdown, increases in deposit fees and other services based revenues, and improvements in asset quality.  Highlights of our performance in 2013 include:

•	1.09% return on average assets;

•	$185 million, or 6%, growth in loans;

•	$134 million, or 14%, growth in non-interest-bearing deposits;

•	9% growth in core deposits, with core deposits representing 76% of total deposits, an increase from 71% at the end of the prior year;

•	42% reduction in non-performing assets (excluding performing restructured loans) to 0.66% of total assets at December 31, 2013;

•	increases of $0.50 per share in dividends to common shareholders and $1.62 per share in tangible book value, resulting in $27.50 in tangible book value per share at December 31, 2013; and

•	total shareholder return for 2013 was slightly more than 48%.

Compensation Program Objectives and Governance

Objectives and Overview of the Compensation Program.  Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align the interests of management and shareholders.  The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

•	to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance, complexity and market capitalization;

•	to motivate executives to enhance long-term shareholder value by granting awards tied to the value of our common stock; and

•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

The Compensation Committees of Banner and Banner Bank consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Banner and Banner Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Banner and Banner Bank during the year.

Compensation Governance.  The Compensation Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees.  Banner Bank is the primary subsidiary of Banner.  Each Committee is responsible for evaluating the performance of its Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels.  The Chief Executive Officer is not permitted to attend Committee meetings during any voting or deliberations related to his compensation.

Use of Compensation Consultants.  From time to time, Banner’s Compensation Committee engages outside advisors to assist the Committee with its responsibilities.  In July 2012, the Committee engaged Pearl Meyer & Partners, LLC (“PM&P”), an independent consulting firm, to serve as the independent consultant to the Committee regarding executive compensation matters.  PM&P is retained by, and reports directly to, the Committee, and provides no other services to Banner.  The Committee reviewed and considered information provided to the Committee by PM&P, the Committee members and Company’s executive officers, and based on its review and such factors as it deemed relevant, the Committee has concluded that the advice it receives from PM&P is objective and does not raise any conflict of interest.

Compensation Benchmarking

In the first quarter of 2013, the Compensation Committee engaged PM&P to review and analyze Banner’s compensation and benefit practices for the named executive officers, comparing these practices to those of Banner’s peer group.  PM&P recommended changes to Banner’s existing peer group of companies, based primarily on merger and initial public offering activity that had occurred since the prior analysis.  The 2013 peer group approved by the Committee was based on the following criteria: (1) headquartered in the Western United States; (2) listed on either the NYSE or Nasdaq exchanges; (3) within 0.5 to 2.0 times Banner’s asset size (0.3 to 3.0 times, if headquartered in the Pacific Northwest); and (4) likely competitor for executive talent.  These criteria resulted in a revised peer group consisting of the following 20 financial institutions, ranging in total assets from $1.3 billion to $13.1 billion and headquartered in Washington, Oregon, Montana, California, Colorado, Hawaii and Arizona:

BofI Holdings, Inc.	National Bank Holdings Corporation
Cascade Bancorp	Pacific Continental Corporation
Central Pacific Financial Corp.	PacWest Bancorp
CoBiz Financial Inc.	Sterling Financial Corporation
Columbia Banking System, Inc.	TriCo Bancshares
CVB Financial Corp.	Umpqua Holdings Corporation
First Interstate BancSystem, Inc.	Washington Banking Company
Glacier Bancorp, Inc.	Washington Federal, Inc.
Heritage Financial Corporation	Westamerica Bancorporation
HomeStreet, Inc.	Western Alliance Bancorporation

PM&P presented the results of its benchmarking analysis to the Committee in May 2013.  The analysis provided benchmarks for base salary, total cash compensation, total direct compensation and total remuneration, including retirement benefits and perquisites.  For each combination of pay, the data was presented at the 10th, 25th, 50th, 75th and 90th percentile measures.  The Committee does not target a specific percentile measure for any particular component of compensation, but rather uses benchmarking information to provide important context for the competitiveness of its compensation arrangements.  The Committee considered the results of the analysis in determining whether any changes to executive compensation were appropriate for 2013.

Compensation Program

The Compensation Committees focus primarily on the following four components in forming the total compensation package for our named executive officers:

•	base salary;

•	short-term incentive compensation;

•	long-term incentive compensation; and

•	participation in a supplemental executive retirement program.

Base Salary.  The salary levels of named executive officers are designed to be competitive within the banking and financial services industries.  In addition to the benchmarking analysis described above, the Compensation Committees evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States.  The Committees’ peer group analyses focus on asset size, nature of ownership, type of operation and other common factors.  Specifically, the Committees annually review the 2013 Northwest Financial Industry Salary Survey prepared by Milliman (actuaries and consultants) in association with the Washington Bankers Association and the Oregon Bankers Association, covering 102 Northwest financial organizations in Washington, Oregon, Idaho and Alaska, the 2013 Northwest Information Technology Salary Survey prepared by Milliman, with data from 100 Northwest IT employers, the Moss Adams 2013 Community Bank Compensation Survey, covering 111 respondents, and the 2012/2013 Financial Services Survey prepared by Towers Watson covering 189 financial services organizations.

The Compensation Committees take a number of factors into account when setting the base salaries of the named executive officers.  These factors include peer data provided by compensation consultants and the Committees’ review of compensation surveys, the officer’s level of experience, the responsibilities assigned to the officer, the officer’s performance during the previous year, and Banner’s overall financial health.  In 2013, following a number of years during which no salary increases were awarded, the named executive officers other than Mr. Grescovich received a two percent increase in salary, which was in line with general staff salary increases for the year.  Mr. Grescovich’s salary remained unchanged throughout 2013.  The Compensation Committees have not yet determined whether there will be any adjustment to the salaries of the named executive officers in 2014.

Incentive Compensation.  On April 24, 2012, our shareholders approved the 2012 Restricted Stock Plan, which provides for awards of restricted stock.  We believe that stock ownership by our officers is a significant factor in aligning the interests of the officers with those of shareholders.  On April 23, 2013, our shareholders approved an amendment and restatement of the 2012 Restricted Stock Plan, which is now known as the 2012 Restricted Stock and Incentive Bonus Plan.  The plan was amended to allow the Compensation Committee to make performance-based awards that are fully deductible under Section 162(m) of the Internal Revenue Code.  Awards under the amended plan may be paid in cash or Banner stock.

Awards under 2012 Restricted Stock and Incentive Bonus Plan are allocated based upon the officers’ level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation Committee and the Board of Directors.  The Compensation Committee considers a number of factors in granting awards.  These factors differ from year to year, but generally include a review of trends in making awards by Banner’s peer group and the Committee’s view on what is necessary for retention, as well as the potential recipient’s other compensation and value to Banner.  With the addition of the ability to make incentive-based awards, the Compensation Committee also considers the individual and corporate performance metrics that it wants to incent.

Short-term Incentive Compensation.  In connection with shareholder approval of the 2012 Restricted Stock and Incentive Bonus Plan, the Compensation Committee adopted criteria and rules for awarding and paying annual incentive payments to the named executive officers.  The criteria and rules are set forth in the Banner Corporation 2013 Annual Incentive Plan (“Annual Incentive Plan”), which was ratified and approved by Banner’s Board of Directors.  The purpose of the Annual Incentive Plan is to reward employees for their contributions to the performance and success of Banner and Banner Bank.  All named executive officers are eligible to participate in the Annual Incentive Plan, with the participants identified each year by the Compensation Committee after being proposed by our Chief Executive Officer.  Each participant is assigned a target award level, which is expressed as a percentage of base salary, and a range of performance criteria defined for each participant that ranges from 0% to 150% of the target incentive.  Awards are determined based on a weighted combination of corporate and individual performance measures, which, with the exception of incentives for the Chief Executive Officer, are established and proposed by the Chief Executive Officer, subject to the approval of the Compensation Committee.  The weighted combination of corporate and individual performance measures for the Chief Executive Officer is determined by the Compensation Committee.

On May 30, 2013, the Compensation Committee selected the participants to receive incentive award payments under the Annual Incentive Plan, which include the President and Chief Executive Officer, all Executive Vice Presidents and select senior vice presidents of Banner and Banner Bank, as well as the corporate and individual performance measures for each participant.  The annual incentive targets for the named executive officers, expressed as a percentage of base salary actually earned during 2013, were as follows:

Executive	Below Threshold	Threshold (50%)	Target (100%)	Stretch/Max (150%)

Mark J. Grescovich	0%	25.0%	50.0%	75.0%
Other named executive officers	0%	12.5%	25.0%	37.5%

Awards are determined based on a weighted combination of corporate and individual performance.  For 2013, the Compensation Committee established the following balance between corporate and individual goals:

Executive	Corporate	Individual

Mark J. Grescovich	80%	20%
Other named executive officers	65%	35%

The portion of the Annual Incentive Plan award tied to corporate performance is based on relative and absolute performance requirements for measures established by the Compensation Committee.  If Banner’s financial performance relative to its 2013 peer group of 20 financial institutions is below the established minimum percentile performance level for a given measure, no incentive would be payable for that performance goal, regardless of absolute performance.  For the nine month performance period from April 1, 2013 to December 31, 2013, the Compensation Committee approved the following corporate performance measures for all named executive officers (with the exception of Mr. Grescovich):

		Absolute Performance Goals
Performance Measure	Minimum Relative Performance Threshold	Threshold	Target	Stretch	Weighting (% of Corporate Goals)

Return on average assets (1)	50th Percentile	1.28%	1.42%	1.86%	60%
Efficiency ratio	35th Percentile	70.0%	68.0%	65.0%	40%

Payout as a percentage of target		50%	100%	150%
__________
(1)	Determined based on income before income taxes and before provision for loan and lease losses.

The Compensation Committee approved the following corporate performance measures for Mr. Grescovich:

		Absolute Performance Goals
Performance Measure	Minimum Relative Performance Threshold	Threshold	Target	Stretch	Weighting (% of Corporate Goals)

Return on average assets (1)	50th Percentile	1.28%	1.42%	1.86%	40%
Efficiency ratio	35th Percentile	70.0%	68.0%	65.0%	20%
Ratio of non-performing assets to total assets (2)	50th Percentile	2.20%	2.00%	1.70%	20%
Total operating revenue (3)	50th Percentile	$146 million	$154 million	$167 million	20%

Payout as a percentage of target		50%	100%	150%
___________
(1)	Determined based on income before income taxes and before provision for loan and lease losses.
(2)	At December 31, 2013. Non-performing assets include performing restructured loans.
(3)
Defined as net interest income plus non-interest income, adjusted to remove trading account income. The relative measure used for percentile ranking purposes is the annualized rate of growth in total operating revenue for the nine month period from April 1, 2013 to December 31, 2013 as compared to the same measure for the nine month period from April 1, 2012 to December 31, 2012.

Individual performance goals are established at the beginning of each plan year.  The Compensation Committee establishes and approves corporate performance goals for all of the named executive officers and individual goals for the Chief Executive Officer, and the Chief Executive Officer establishes and approves individual goals for the other participants.  The Annual Incentive Plan’s first year was measured from April 1, 2013 to December 31, 2013.  Thereafter, the plan year will correspond to our fiscal year of January 1 to December 31.  The source of data for financial performance determinations for Banner and the peer financial institutions is SNL Financial.  With the exception of incentive awards intended to be qualified performance-based awards (as defined in the 2012 Restricted Stock and Incentive Bonus Plan), the Compensation Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding.  Incentive awards are subject to clawback if Banner is required to prepare an accounting restatement due to error, omission or fraud.

2013 Annual Incentive Plan Results.  As described above, if Banner’s financial performance relative to its peer group of 20 financial institutions is below the established minimum percentile performance level for a given corporate performance measure, no incentive would be payable for that performance goal, regardless of absolute performance.  Based on performance relative to peers over the period of April 1, 2013 through December 31, 2013, three of the four minimum requirements were met.  Only growth in operating revenue failed to meet the minimum performance required to earn an incentive payout for operating revenue performance; this particular measure only applied to Mr. Grescovich.  The results relative to peers were as follows:

Performance Measure	Actual Percentile Ranking	Required Percentile	1Minimum Achieved?

Return on average assets	58%	50%	Yes
Efficiency ratio	45%	35%	Yes
Ratio of non-performing assets to total assets	64%	50%	Yes
Growth in operating revenue	34%	50%	No

           The following table summarizes Banner’s performance and resulting payouts associated with the corporate goals over the period of April 1, 2013 through December 31, 2013:

Performance Measure	Performance Achieved	Payout Earned as a % of Target

Return on average assets	1.62%	123%
Efficiency ratio	67.50%	108%
Ratio of non-performing assets to total assets	1.68%	150%
Total operating revenue	$157,054,000	0% (1)

____________
(1) Although absolute performance exceeded threshold performance, no incentive was earned for performance related to this measure because the minimum performance relative to peers was not achieved.

After the Compensation Committee’s evaluation of Mr. Grescovich’s overall performance in 2013, the Committee determined that he achieved target-level performance for his individual goals.  Likewise, after Mr. Grescovich’s evaluation of the performance of the other named executive officers during 2013, he determined that they achieved target-level performance on their individual goals.

While performance against goals varied by performance measure, each of the named executive officers earned annual incentive payouts slightly above overall target opportunity for performance during 2013, as summarized below:

Executive	Target Opportunity as % of Salary	% of Target Incentive Achieved	Incentive Earned as % of Salary

Mark J. Grescovich	50%	100.7%	50.4%
Other named executive officers	25%	111.2%	27.8%

Long-term Incentive Compensation.  The Compensation Committee considers equity awards a form of long-term compensation as they are made subject to a multi-year vesting schedule.  In connection with shareholder approval of the 2012 Restricted Stock and Incentive Bonus Plan, the Compensation Committee established the Banner Corporation 2013 Long-term Incentive Plan, pursuant to which the Compensation Committee may grant various stock and cash-based awards from time to time.  Awards may be subject to time and/or performance-based conditions.

On May 30, 2013, the Committee determined to grant both time-based and performance-based awards effective June 3, 2013 to each of the named executive officers.  The time-based awards are detailed below in the Grants of Plan-based Awards table.  These shares vest ratably over a three-year period beginning on June 3, 2014 and ending on the third anniversary thereof.

Awards of performance-based restricted stock (“performance shares”) are contingent on attaining pre-established three-year performance goals.  The Compensation Committee reviews and approves goals in consultation with management.  The Committee established threshold, target and stretch performance levels and associated payouts.  At the end of the performance cycle, Banner’s actual performance relative to the peer financial institutions and the resulting payouts will be determined.   For the awards made in 2013, the Committee approved the following corporate performance measures, weightings and relative performance:

		Relative Performance Percentile Ranking (1)
Performance Measure	Weighting	Threshold	Target	Stretch

Return on average assets (2)	50%	50th	65th	80th
Total shareholder return (3)	50%	50th	65th	80th

Payout as a percentage of target		50%	100%	150%
___________
(1)	Peer companies for any given performance cycle will consist of all U.S. commercial banks with total assets between 50% and 200% of Banner’s total assets as of the last day of the performance cycle.
(2)	Return on average assets determined based on net income before income taxes and before provision for loan and lease losses from April 1, 2013 through December 31, 2015.
(3)	Total shareholder return from April 1, 2013 through December 31, 2015, assuming that dividends paid during the period are reinvested in company shares on the date paid.

The Compensation Committee approved target long-term incentive awards expressed as a percentage of base salary which were subsequently denominated in shares based on the average of the closing prices of Banner’s stock on the ten days prior to the date of grant.  Awards for 2013 were allocated between restricted stock and performance shares, illustrated below as a percentage of base salary:

Executive	Total Target Stock-based Award	Restricted Stock Award	Target Performance Share Award

Mark J. Grescovich	70%	30%	40%
Other named executive officers	40%	20%	20%

The Grants of Plan-based Awards Table provides additional detail relating to the 2013 equity awards to the named executive officers.

Recipients of time-based restricted stock receive dividends and have the power to vote unvested stock.  Recipients of performance-based restricted stock are entitled to dividends but only as and when the shares to which the dividends are attributable become vested.  Recipients of performance-based restricted stock do not have voting rights with respect to unvested shares.  If Banner is required to prepare an accounting restatement due to error, omission or fraud, executive officers may be required to reimburse Banner for part or the entire incentive award made to the officer on the basis of having met or exceeded specific targets for performance periods.  With the exception of incentive awards intended to be qualified performance-based awards (as defined in the 2012 Restricted Stock and Incentive Bonus Plan), the Compensation Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding.

Supplemental Executive Retirement Program.  We have adopted a supplemental executive retirement program (“SERP”) for each of the named executive officers except Mr. Grescovich.  The SERP is intended to encourage retention by ensuring that the named executive officers reach a targeted retirement income, recognizing their value to Banner and rewarding them for their long-term service commitments.  At termination of employment at or after retirement age and achievement of a service requirement, the executive’s annual benefit under the SERP, which may be reduced by certain other retirement benefits, would be computed as a percentage of the executive’s final average compensation (as defined in the plan) and the executive’s annual years of service (called the “supplemental benefit”).  The executives are eligible for a reduced benefit upon early retirement if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before retirement age.  The SERP also provides for payments in the event of an executive’s disability or death, or termination in the event of a change in control, all as discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”  Executives’ receipt of payments under the SERP are subject to confidentiality and non-competition provisions.  The executive officers have the status of unsecured creditors of Banner Bank with respect to the benefits accrued under the SERP.

Results of Shareholder Vote on Executive Compensation

We are required to periodically permit shareholders to vote to approve executive compensation, commonly known as a say-on-pay proposal.  At last year’s annual meeting of shareholders, the resolution was approved by nearly 98% of the shares present for purposes of voting on executive compensation.  The Board and Compensation Committee considered the affirmative vote of the shareholders on the say-on-pay resolution at last year’s annual meeting and determined that existing executive compensation practices were deemed reasonable.

Compensation Committee Report

The Compensation Committee of Banner’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s discussion with management, the Compensation Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.

Interagency Guidance on Sound Incentive Compensation Policies.  On June 25, 2010, the Federal Reserve, the Federal Deposit Insurance Corporation, and the other Federal banking regulators issued comprehensive new guidance on incentive compensation practices.  The guidance is intended to assist banks in designing and implementing incentive compensation arrangements and related policies and procedures that effectively consider potential risks and outcomes.  The guidance requires that to be consistent with safety and soundness, incentive compensation arrangements, as defined, at a banking organization should:

•	provide employees incentives that appropriately balance risk and reward;

•	be compatible with effective controls and risk-management; and

•	be supported by strong corporate governance, including active and effective oversight by the bank’s board of directors.

Under the guidance, we must regularly review our incentive compensation arrangements for all executives and non-executive employees who, either individually or as part of a group, have the ability to expose Banner and Banner Bank to material amounts of risk (known as “covered employees”).  We must also regularly review the risk management, control and corporate governance processes related to these arrangements.  The goal is to ensure that incentive compensation arrangements do not encourage employees to expose us to “imprudent risks that may pose a threat to the safety and soundness” of Banner Bank.

In December 2013, the Compensation Committee met with the Senior Risk Management Officer to discuss, evaluate and review the incentive compensation plans of Banner and Banner Bank employees covered by the Interagency Guidance.  They met to determine whether incentives appropriately balance risk and reward and are compatible with effective controls and risk-management.  The Compensation Committee and Senior Risk Management Officer concluded that Banner’s and Banner Bank’s covered employee incentive plans:

1.	do not encourage imprudent risk-taking behavior;

2.	appear to appropriately balance risk and reward; and

3.	are compatible with effective controls and risk management practices.

In reaching these conclusions, the Compensation Committee and Senior Risk Management Officer considered Banner’s and Banner Bank’s strategic priorities, the long-term and short-term risks faced by Banner and Banner Bank, and the features of the identified incentive compensation plans for covered employees.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Michael M. Smith, Chair
Connie R. Collingsworth
David A. Klaue
Constance H. Kravas

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation for our named executive officers: (1) Mark J. Grescovich, our President and Chief Executive Officer; (2) Lloyd W. Baker, our Chief Financial Officer; and (3) our three other most highly compensated executive officers, who are Richard B. Barton, Cynthia D. Purcell and Douglas M Bennett.  No executive officer of Islanders Bank or Community Financial Corporation is an executive officer of Banner.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non- equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Mark J. Grescovich	2013	715,000	--	812,924	360,131	--	26,297	1,914,352
President and Chief	2012	670,833	290,000	300,000	--	--	7,540	1,268,373
Executive Officer	2011	600,000	--	250,000	--	--	69,545	919,545

Lloyd W. Baker	2013	253,542	--	117,276	70,485	4,485 (4)	17,990	463,778
Executive Vice President,	2012	250,000	50,000	65,820	--	107,012 (4)	9,238	482,070
Chief Financial Officer	2011	250,000	--	--	--	186,705 (4)	18,518	455,223

Richard B. Barton	2013	257,598	--	119,117	71,612	178,409 (5)	29,578	656,314
Executive Vice President,	2012	254,000	75,000	65,820	--	139,723 (5)	22,580	514,826
Chief Lending Officer	2011	254,000	--	--	--	188,677 (5)	28,526	445,491

Cynthia D. Purcell	2013	289,038	--	133,793	80,352	102,820 (4)	11,018	617,021
Executive Vice President,	2012	285,000	45,000	--	--	134,798 (4)	4,951	469,749
Retail Banking and Administration	2011	285,000	--	--	--	234,116 (4)	14,051	533,167

Douglas M. Bennett (6)	2013	236,174	--	109,168	65,656	215,161 (7)	13,666	639,825
Executive Vice President,	2012	230,578	50,000	65,820	--	172,601 (7)	6,461	525,460
Real Estate Lending Operations
____________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 16 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2013. For 2013, included time-based and performance-based restricted stock awards as described on page 18 of this Proxy Statement under “Short-term Incentive Compensation.” For Mr. Grescovich, the 2013 entry also includes a restricted stock grant with a grant date fair value of $224,994 awarded pursuant to his 2012 discretionary bonus.

(2)	See “Pension Benefits” below for a detailed discussion of the assumptions used to calculate the Change in Pension Value.
(3)	Please see the table below for more information on the other compensation paid to our executive officers in 2013.
(4)	Represents an increase in the value of the executive’s SERP.
(5)
Consists of the following increases in the value of Mr. Barton’s SERP: $178,326 for 2013, $139,405 for 2012 and $188,421 for 2011; and the following amounts of above-market earnings on deferred compensation: $83 for 2013, $318 for 2012 and $256 for 2011. For Mr. Barton, 2011 and 2012 SERP amounts have been recalculated to conform to the current year’s presentation, which more accurately reflects the SERP agreement.

(6)	Mr. Bennett was not a named executive officer in 2011.
(7)	Consists of an increase in the value of Mr. Bennett’s SERP of $215,127 for 2013 and $172,471 for 2012 and above-market earnings on deferred compensation of $34 for 2013 and $130 for 2012.

All Other Compensation.  The following table sets forth details of “All other compensation,” as presented above in the Summary Compensation Table.  The amounts reflected constitute contributions by Banner or Banner Bank for 2013.

Name	Employer 401(k) Matching Contribution ($)	Dividends on Vested Phantom Stock Awards ($)	Dividends on Unvested Restricted Stock ($)	Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Total ($)

Mark J. Grescovich	5,100	--	14,396	1,912	3,362	1,527	26,297
Lloyd W. Baker	5,100	1,668	1,350	5,374	3,362	1,136	17,990
Richard B. Barton	5,100	1,251	1,357	5,743	10,127	6,000	29,578
Cynthia D. Purcell	3,345	1,668	479	3,802	1,247	477	11,018
Douglas M . Bennett	5,100	1,251	1,321	4,825	--	1,169	13,666

Employment Agreements and Perquisites.  We have entered into three-year employment agreements with each of the named executive officers.  These agreements provide that each executive’s base salary is subject to annual review.  The current base salaries for Mr. Grescovich, Mr. Baker, Mr. Barton, Ms. Purcell and Mr. Bennett are $715,000, $255,000, $259,080, $290,700 and $237,532, respectively.  In addition to base salary, the agreements provide for the executive’s participation in the employee benefit plans and other fringe benefits applicable to executive personnel.  The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors.  The agreements were extended on the following dates: Mr. Baker, July 1, 2013, Mr. Barton, June 1, 2013, Ms. Purcell, March 1, 2013 and Mr. Bennett, August 1, 2013.  We entered into an amended and restated employment agreement with Mr. Grescovich effective June 1, 2013.  The agreements provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

401(k) Profit Sharing Plan.  We provide a 401(k) profit sharing plan.  The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the 401(k) plan, and the named executive officers participate in this plan.  On an annual basis, the Board of Directors establishes the level of employer contributions to the 401(k) plan, which applies to all eligible participants including the named executive officers.  In 2013, we matched participants’ contributions into the 401(k) plan up to two percent of eligible earnings for each payroll period.

Phantom Stock Plan.  On June 13, 2006, the Board of Directors adopted the Banner Corporation Long-Term Incentive Plan, in accordance with the recommendations made by Banner’s Compensation Committee.  The plan is an account-based type of benefit, the value of which is directly related to changes in the value of Banner common stock, commonly known as a “phantom stock plan.”  The primary objective of the plan is to encourage retention and reward performance by allowing executives who remain with Banner or Banner Bank for a five-year period of time to share in increases in the value of Banner’s common stock.  Although the plan benefits are tied to the increase in value of Banner stock during the vesting period, the plan benefit is paid in cash rather than Banner stock, hence the term “phantom stock.”  The plan was amended in 2008 to eliminate the 25% cap on the amount of any annual increase in the value of an award, to clarify certain provisions and to allow for the repricing of existing and future awards.  Initial awards under this program were made in July 2006.  Subsequent awards are granted at the discretion of the Compensation Committee as it deems appropriate.  No awards were made under the Long-Term Incentive Plan in 2013.

Grants of Plan-Based Awards

 The following table shows information regarding grants of plan-based awards made to our named executive officers for 2013.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or	Grant date fair value of stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	units (#)	and option awards ($)

Mark J. Grescovich	03/01/13							7,460	224,994
	06/03/13							6,545	209,571
	06/03/13	178,750	357,500	536,250	4,364	8,728	13,092		378,359	(3)

Lloyd W. Baker	06/03/13							1,556	49,823
	06/03/13	31,875	63,750	95,625	778	1,556	2,334		67,453	(3)

Richard B. Barton	06/03/13							1,581	50,624
	06/03/13	32,385	64,770	97,155	790	1,580	2,370		68,493	(3)

Cynthia D. Purcell	06/03/13							1,774	56,803
	06/03/13	36,338	72,675	109,013	888	1,776	2,664		76,990	(3)

Douglas M. Bennett	06/03/13							1,449	46,397
	06/03/13	29,692	59,383	89,075	724	1,448	2,172		62,771	(3)
__________
(1)
Represents the potential range of awards payable under our 2013 Annual Incentive Plan. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Short-term Incentive Compensation” section beginning on page 18.

(2)
Represents the potential range of restricted stock awards payable under our 2013 Long-term Incentive Plan subject to performance measurements. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Long-term Incentive Compensation” section beginning on page 20.

(3)
The fair value of the portion of the performance-based stock that is tied to return on average assets is based on the stock price on the date of grant. The fair value of the portion of the performance-based stock that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal.

Outstanding Equity Awards

The following information with respect to outstanding stock and option awards as of December 31, 2013 is presented for the named executive officers.

	Option Awards (1)					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Mark J. Grescovich	--	--	--	--	--	23,048	(2)	1,033,011
						6,545	(3)	293,347
						13,092	(4)	586,783

Lloyd W. Baker	12/16/04	285	--	221.97	12/16/14
						2,000	(5)	89,640
						1,556	(3)	69,740
						2,334	(4)	104,610

Richard B. Barton	12/16/04	285	--	221.97	12/16/14
						2,000	(5)	89,640
						1,581	(3)	70,860
						2,730	(4)	106,223

(Table continues on following page)

	Option Awards (1)					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Cynthia D. Purcell	12/16/04	285	--	221.97	12/16/14
						1,774	(3)	79,511
						2,664	(4)	119,400

Douglas M. Bennett	12/16/04	285	--	221.97	12/16/14
						2,000	(5)	89,640
						1,449	(3)	64,944
						2,172	(4)	97,349
____________
(1)	Option grants vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)
Consists of awards of restricted stock on August 22, 2011, April 24, 2012 and March 1, 2013 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the grant date.

(3)	Consists of awards of restricted stock on June 3, 2013 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the grant date.
(4)	Consists of awards of restricted stock on June 3, 2013 which vest after attainment of performance goals. The measurement period is April 1, 2013 through December 31, 2015.
(5)	Consists of awards of restricted stock on July 2, 2012 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the grant date.

Option Exercises and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in 2013.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Mark J. Grescovich	--	--	16,263	551,932
Lloyd W. Baker	--	--	1,000	34,875
Richard B. Barton	--	--	1,000	34,875
Cynthia D. Purcell	--	--	--	--
Douglas M. Bennett	--	--	1,000	34,875

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mark J. Grescovich	N/A	--	--	--
Lloyd W. Baker	Supplemental Executive Retirement Program	19	1,740,517	--
Richard B. Barton	Supplemental Executive Retirement Program	7	900,081	--
Cynthia D. Purcell	Supplemental Executive Retirement Program	29	1,298,765	--
Douglas M. Bennett	Supplemental Executive Retirement Program	7	907,687	--
___________
(1)
Amounts shown assume normal retirement age as defined in individual agreements and an assumed life of 82 years, but not less than 15 years following retirement, for the recipient and recipient’s spouse, with the projected cash flows discounted at 5% to calculate the resulting present value.

Supplemental Executive Retirement Program.  We have adopted a SERP for each of the named executive officers except for Mr. Grescovich.  Banner Bank has purchased life insurance on each of the executives in an amount sufficient to recover the benefits payable under the SERP, payable upon their deaths.  The SERP provides for payments in the event of retirement, early retirement, disability, involuntary termination following a change in control and death.  These payments are discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2013.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(2)

Mark J. Grescovich	--	--	--	--	--
Lloyd W. Baker	--	--	7,614	--	23,534
Richard B. Barton	--	--	834	--	19,666
Cynthia D. Purcell	--	--	3,557	--	14,514
Douglas M. Bennett	--	--	593	--	8,811
__________
(1)	The following amounts, constituting above-market earnings, were reported as compensation in 2013 in the Summary Compensation Table: for Mr. Barton, $83; and for Mr. Bennett, $34.
(2)
Includes prior period executive contributions and employer contributions to the deferred compensation plan and for Mr. Barton and Mr. Bennett, also includes above-market earnings.  Of these amounts, the following amounts were previously reported as other compensation to the officers in the Summary Compensation Table: for Mr. Baker, $4,310; for Mr. Barton, $5,919; for Ms. Purcell, $4,772; and for Mr. Bennett, $130.

In 2004, we adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement.  Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer’s account balance upon the occurrence of either event.  At retirement, an executive officer, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  At December 31, 2013, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $306,000.

Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank’s tax-qualified profit sharing plan by eligible employees.  For 2013, this limit was $255,000 and increased to $260,000 for 2014.  In previous years, we have credited executive officers whose total compensation exceeds this amount with additional deferred compensation to restore amounts that could not be contributed to the profit sharing plan as a result of the Section 401(a)(17) limitation.  However, for 2011, 2012 and 2013, we did not provide any such credits to our executive officers.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, early retirement, normal retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of December 31, 2013, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)		Disability ($)		Involuntary Termination ($)		Involuntary Termination Following Change in Control ($)		Early Retirement ($)		Normal Retirement ($)

Mark J. Grescovich
Employment Agreement	--		602,903	(1)	2,160,807		3,241,211		--		--
Equity Plans	1,913,141	(2)	1,913,141	(2)	--		1,913,141	(2)	--		--

Lloyd W. Baker
Employment Agreement	--		--		637,500		822,540		--		--
SERP	75,779	(4)	151,557	(4)	151,557	(5)	151,557	(5)	151,557	(5)	151,557	(4)
Equity Plans	263,990		263,990	(2)	--		263,990	(2)	--		--

Richard B. Barton
Employment Agreement	--		--		626,110		850,172		--		--
SERP	42,530	(4)	85,059	(4)	85,059	(3)	85,059	(6)	85,059	(6)	85,059	(4)
Equity Plans	266,723	(2)	266,723	(2)	--		266,723	(2)	--		--

Cynthia D. Purcell
Employment Agreement	--		193,800	(3)	629,850		930,519		--		--
SERP	77,646	(4)	155,292	(4)	117,033	(5)	117,033	(5)	117,033	(5)	137,264	(4)
Equity Plans	198,911	(2)	198,911	(2)	--		198,911	(2)	--		--

Douglas M. Bennett
Employment Agreement	--		158,354	(3)	613,624		754,116		--		--
SERP	37,583	(4)	75,165	(4)	75,165	(5)	75,165	(5)	75,165	(5)	75,165	(4)
Equity Plans	251,933	(2)	251,933	(2)	--		251,933	(2)	--		--
__________
(1)	Annually through the term of the employment agreement unless the Board exercises an election to discontinue.
(2)	Represents accelerated vesting of restricted stock. Performance-based vesting would be determined based on actual performance.
(3)	Indicates annual payments; payable only until age 65.
(4)	Indicates annual payments.
(5)	Indicates annual payments (which may not begin before age 62).
(6)	Indicates annual payments (which may not begin before age 68).

Employment Agreements.  The employment agreements with Messrs. Grescovich, Baker, Barton and Bennett and Ms. Purcell provide for payments in the event of death, disability or termination.  In the event of an executive’s death during the term of his or her employment agreement, we will pay to the executive’s estate the compensation due through the last day of the calendar month in which his or her death occurred.

Mr. Grescovich’s agreement provides that if he becomes entitled to benefits under the terms of the then-current disability plan, if any, of Banner or Banner Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of his disability, the employment agreement is not suspended, except that (1) the obligation to pay Mr. Grescovich’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation Committee, Banner or Banner Bank may discontinue payment of his salary beginning six months following a determination that he has become entitled to benefits under the disability plan or otherwise unable to fulfill his duties under his agreement. If Mr. Grescovich’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.

The employment agreements with Messrs. Baker, Barton and Bennett and Ms. Purcell provide that if the executive becomes disabled or incapacitated to the extent that he or she is unable to perform the duties of his or her position, he or she shall receive short-term disability benefits equal to 100% of his or her monthly compensation beginning on the 15th day of disability and continuing until the 180th day of disability and long-term disability benefits equal to 66⅔% of monthly salary beginning on the 181st day of disability and continuing until he or she attains age 65.  These benefits will be reduced by the amount of any benefits payable to the executive under any other disability program of Banner Bank.  The Bank currently provides disability benefits with certain limitations to all full time employees.  In addition, during any period of disability, the executive and his or her dependents shall, to the greatest extent possible, continue to be covered under all executive benefits plans of Banner Bank, including without limitation, its retirement plans, life insurance plan and health insurance plans, as if actively employed by Banner Bank.  If the executive is disabled for a continuous period exceeding six calendar months, Banner Bank may, at its election, terminate the employment agreement.

The employment of the executives is terminable at any time for just cause as defined in the agreements.  In addition, the employment of the executive may be terminated without just cause, in which case the agreement provides that he or she would continue to receive base salary over the remaining term, except for Mr. Grescovich.  Mr. Grescovich’s agreement provides that we must pay him a lump sum equal to two times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination.  We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 24 months after the date of termination.

The employment agreements also provide for benefits in the event of the executives’ termination in connection with a change in control.  For the named executive officers other than Mr. Grescovich, if, after a change in control, we (or our acquiror) terminate an executive’s employment or otherwise change the circumstances in which he or she is employed, or cause a reduction in responsibilities or authority or compensation or other benefits provided under the employment agreement without consent, other than for just cause, the agreements provide that we must pay to the executive and provide him or her, or the his or her beneficiaries, dependents and estate, with the following: (1) 2.99 times the executive’s base amount (as defined in Section 280G of the Internal Revenue Code); and (2) during the period of 36 calendar months beginning with the event of termination, continued coverage under all Banner employee benefit plans as if the executive were still employed during that period under the employment agreement.  If Mr. Grescovich’s employment is terminated within 24 months of a change in control, we must pay him a lump sum equal to three times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination.  We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 36 months after the date of termination.  The employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code.

Supplemental Executive Retirement Program. We have adopted a SERP for each of the named executive officers, except Mr. Grescovich.  At termination of employment at or after attaining age 62 (age 68 for Mr. Barton) and having achieved a service requirement, the executive’s annual benefit under the SERP would be computed as the product of 3% (4% for Messrs. Barton and Bennett) of the executive’s final average compensation (defined as the three calendar years of the executive’s annual cash compensation, including bonuses, which produce the highest average within the executive’s final eight full calendar years of employment) and the executive’s annual years of service (subsequent to January 1, 2007 for Messrs. Barton and Bennett) (called the “supplemental benefit”).  However, the supplemental benefit would be limited such that the sum of (1) amounts payable from the executive’s other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation (for Messrs.

Barton and Bennett, the supplemental benefit may not exceed the product of 3% times his total years of service and his final average compensation).  Payment of the supplemental benefit begins on the first day of the month next following the executive’s retirement date and continues monthly for the executive’s life, unless the executive is a specified employee (as defined in Section 409A of the Internal Revenue Code), in which case payment begins on the first day of the month following the six-month anniversary of the executive’s termination of employment.  The executives are eligible for a reduced benefit upon retirement prior to age 62 (age 68 for Mr. Barton) if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.

In the event of an executive’s death, the executive’s surviving spouse shall receive a spouse’s supplemental benefit.  If the death occurs following the executive’s retirement date, the surviving spouse shall be entitled to a spouse’s supplemental benefit, payable for life, equal to 50% of the monthly amount of the supplemental benefit payable to the executive prior to his or her death.  If the death occurs while the executive is actively employed by Banner or any of its affiliates, the surviving spouse shall receive a spouse’s supplement benefit equal to 50% of the amount the executive would have received as a supplemental benefit if the executive’s retirement date had occurred on the date immediately preceding the executive’s death.

With respect to each of the named executive officers, the agreement provides that in the event of the executive’s involuntary termination of employment on or after the effective date of a change in control, the date of termination shall be treated as the executive’s retirement date and he or she shall be entitled to receive a supplemental benefit.  If the executive had reached his or her retirement date, the supplemental benefit would be calculated as described above for normal retirement and if the executive had not reached his or her retirement date but had satisfied the years of service requirement, the supplemental benefit would be calculated as described above for early retirement.  No benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.

The supplemental benefit shall cease to be paid to the executive (and rights to the spouse’s supplemental benefit shall terminate) if the executive (1) discloses material confidential information or trade secrets concerning Banner Bank or any of its subsidiaries without its consent or (2) engages in any activity that is materially damaging to the Bank including engaging in competitive employment during the three-year period beginning on the executive’s retirement date (or in the case of Messrs. Barton and Bennett, during the two-year period beginning on the date of his involuntary termination of employment on or after the effective date of a change of control).

Equity Plans.  Our 2001 Stock Option Plan, Long-Term Incentive Plan and 2012 Restricted Stock and Incentive Bonus Plan provide for accelerated vesting of awards in the event of a change in control.  Only shares of restricted stock and phantom stock remain unvested.  If a change in control occurs: (1) awards of phantom stock will vest fully and be payable within 60 days; and (2) all unvested awards of restricted stock made prior to the amendment of the 2012 Restricted Stock and Incentive Bonus Plan on April 23, 2013 will vest fully.  For awards of restricted stock pursuant to the 2012 Restricted Stock and Incentive Bonus Plan made after April 23, 2013, accelerated vesting of restricted stock will occur only upon completion of a change in control and involuntary separation from employment (including voluntary separation for good reason) of the recipient during the 12-month period following the effective date of the change in control.  Our 2012 Restricted Stock and Inventive Bonus Plan also provides for accelerated vesting of awards if a recipient’s service is terminated as a result of death or disability.  The Long-Term Incentive Plan also provides that a participant who (1) has attained age 65, (2) voluntarily terminates employment with Banner and its affiliates, (3) is not vested at the time of the termination of employment and (4) enters into a non-competition agreement for a period equal to the greater of two years from the participant’s separation from service or the period of time necessary for the participant to fully vest in his or her benefit, shall have continuous service credited on his or her behalf for vesting purposes for a period equal to the term of the non-competition agreement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Michael M. Smith, Connie R. Collingsworth, David A. Klaue and Constance H. Kravas.  No members of the Compensation Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2013, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Banner’s executives as disclosed in the Proxy Statement.  At last year’s annual meeting of shareholders, we were also required under the Dodd-Frank Act to include a non-binding shareholder resolution regarding the frequency of future votes on executive compensation.  Shareholders voted in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers, beginning with this year’s annual meeting of shareholders.  We will continue to hold an annual vote until such time that the frequency vote is next presented to shareholders or until the Board determines that a different frequency is in the best interest of Banner.

The say-on-pay proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Banner Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Proxy Statement for the 2014 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 – APPROVAL OF 2014 OMNIBUS INCENTIVE PLAN

Overview

On January 28, 2014, our Board of Directors unanimously adopted, subject to shareholder approval, the Banner Corporation 2014 Omnibus Incentive Plan.  The purpose of the Plan is to promote the success, and enhance the value, of Banner by linking the personal interests of employees and directors with those of Banner’s shareholders.  The Plan is further intended to provide flexibility to Banner in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest and special effort Banner depends.  The Plan also allows performance-based compensation to be provided in a manner that exempts such compensation from the deduction limits imposed by Section 162(m) of the Internal Revenue Code.

We strongly believe that the approval of the 2014 Omnibus Incentive Plan is essential to our continued success. The Compensation Committee, the Board and management believe that incentive awards are an important element of Banner’s overall retention, recruitment and growth strategies.  The Committee, Board and management further believe that equity awards are a competitive necessity in our industry, allowing us to recruit and retain the highly qualified officers and other key personnel who help Banner meet its goals, and reward and encourage current directors and employees. Furthermore, the 2014 Omnibus Incentive Plan is strongly focused on pay for performance principles. It emphasizes compensation opportunities that reward our employees and directors when they deliver targeted financial results.  Through equity incentives and performance-based compensation, the 2014 Omnibus Compensation Plan also serves to ensure the continuing alignment of the interests of our employees and directors with those of Banner shareholders and the long-term interests of Banner.

The following summary is a brief description of the material features of the 2014 Omnibus Incentive Plan.  This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix C.

Summary

Administration.  The 2014 Omnibus Incentive Plan will be administered by a committee appointed by the Board of Directors, which will consist of at least two members, each of whom will be an “outside director,” a “non-employee director” and an “independent director,” as those terms are defined in the Plan.  The Banner Compensation Committee will administer the Plan.  Among other things, the Committee will select participants and grant awards, determine the number of shares and amount of cash subject to an award, establish the terms and conditions of award, interpret the Plan and resolve all questions arising under the Plan, modify the terms of any outstanding award to the extent Committee discretion is permitted, adopt rules and regulations for the operation and administration of the Plan, and take any other action not inconsistent with the provision of the Plan that the Committee may deem necessary or appropriate.

Awards.  The 2014 Omnibus Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, non-qualified stock options, which do not satisfy the requirements for treatment as incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and other cash awards.  Subject to adjustments described below under “Adjustments in the Event of Business Reorganization; Other Adjustments,” Banner has reserved 900,000 shares of its common stock for issuance under the Plan in connection with the exercise of awards, which represents 4.6% of Banner’s common stock outstanding on the voting record date.  The fair market value of these shares is $35,721,000, based on the closing price of Banner’s common stock as of the close of business on the voting record date.  Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the Plan count against this total number of shares available under the Plan.

Under the 2014 Omnibus Incentive Plan, the Committee may grant stock options that, upon exercise, result in the issuance of 900,000 shares of our common stock (all of which may be incentive stock options).  The Plan also provides that during any calendar year, the maximum aggregate number of shares with respect to which awards may be granted to any one individual (including awards of options, restricted stock, restricted stock units and other stock-based awards) is 100,000 (10,000 for non-employee directors), and the maximum aggregate amount that may be paid to any one individual with respect to one or more cash awards is $3,000,000.  Each of the maximum amounts of shares described in this paragraph is subject to adjustments described below under “Adjustments in the Event of Business Reorganization; Other Adjustments.”

The 2014 Omnibus Incentive Plan provides for the use of authorized but unissued shares or shares that have been reacquired by Banner to fund share-based awards.  Awards denominated in shares will have the effect of diluting the holdings of persons who own our common stock.  Assuming all awards under the Plan are awarded denominated in shares and exercised through the use of treasury shares and authorized but unissued common stock, current shareholders would be diluted by approximately 4.4% based on the number of shares outstanding as of the close of business on the voting record date.

Eligibility to Receive Awards.  The Committee may grant awards under the 2014 Omnibus Incentive Plan to directors, advisory directors, directors emeriti, officers and employees of Banner and its affiliates.  However, incentive stock options may only be awarded to employees.  The Committee will select persons to receive awards among the eligible participants and determine the number of shares or amount of cash for each award granted.  Currently, there are approximately 1,147 individuals who are eligible to receive awards under the Plan, consisting of 11 directors and 1,136 employees.

Terms and Conditions of Stock Options.  Stock options may be granted to participants at any time by the Committee.  However, incentive stock options may only be granted to employees.  Each option grant will be evidenced by an award agreement that specifies the exercise price, the exercise period, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines.  In addition, the award agreement will specify whether the option is intended to be an incentive stock option or a nonqualified stock option.  The exercise price must not be less than the fair market value of a share on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of the outstanding shares must not be less than 110% of the fair market value of a share on the date of grant.  The fair market value is the closing sale price of a share on the NASDAQ Stock Market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date.  The exercise period of a nonqualified stock option may not exceed 10 years from the grant date.  The exercise period of an incentive stock option may not exceed 10 years from the grant date, provided that the exercise period of an incentive stock option granted to a holder of more than 10% of the outstanding shares may not exceed five years from the grant date.

A participant may pay the exercise price of his or her option: (a) in cash, (b) if and to the extent permitted by the Committee, by delivering shares that he or she already owns having an aggregate fair market value equal to the aggregate exercise price, (c) by Banner withholding shares otherwise issuable upon the exercise having an aggregate fair market value on the date the option is exercised equal to the aggregate exercise price to be paid, or (d) by a combination of the foregoing methods.  The participant also will be permitted to pay the exercise price through a cashless exercise facilitated through a broker.

The termination of a participant’s service with Banner and its affiliates will affect his or her ability to exercise options granted under the Plan.  Upon termination of service of a participant, unless otherwise determined by the Committee or specified in the award agreement, all outstanding unvested options granted to the participant will be forfeited and all outstanding vested options granted to the participant will remain exercisable for three months following the termination date, but in no event beyond the expiration date of the option.  However, upon termination of service of a participant due to death or disability, unless otherwise determined by the Committee and specified in the award agreement, all outstanding unvested options granted to the participant will vest in full.  Also upon the occurrence of a change in control of Banner, as defined in the Plan, all outstanding unvested options granted to the participant will vest in full.  Upon termination of service of a participant for cause, all outstanding vested and unvested options granted to the participant will immediately be forfeited.

Terms and Conditions of Stock Appreciation Rights.  Stock appreciation rights may be granted to participants at any time and from time to time as determined by the Committee.  Each stock appreciation right will be evidenced by an award agreement that specifies the terms of the award, including the number of shares subject to the award, vesting conditions, exercise price per share (which must be equal to at least 100% of the fair market value of a share on the date of grant) and the exercise period (which may not exceed ten years).  A stock appreciation right may be granted in tandem with a stock option or be granted independently of any option.  In the case of a stock appreciation right that is granted in tandem with a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award.  The Plan provisions on the vesting and exercising of stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

The exercise of a stock appreciation right will entitle its holder to receive an amount of cash or shares having a value equal to the difference between the fair market value of a share on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the stock appreciation right is exercised.

Terms and Conditions of Restricted Stock Awards.  Restricted stock awards may be granted to participants at any time and from time to time as determined by the Committee.  Restricted stock awards may be in the form of shares that are subject to forfeiture and limits on transfer until the shares vest (restricted stock) or in the form of restricted stock units, which are rights to receive shares (or an equivalent amount of cash, or a combination of shares and cash, as provided for in the award) at a specified future date that are subject to forfeiture and limits on transfer until the restricted stock units vest.  Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award, including the number of shares or units covered by the award, the amount (if any) that the participant must pay to Banner in consideration for the issuance of such shares or units, the vesting conditions, including whether the award is subject to vesting based in part upon the achievement of performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the

Internal Revenue Code), and, in the case of restricted stock units, the circumstances pursuant to which the units will be converted to shares (or cash or a combination of shares and cash).

During the vesting period, unless specified otherwise in the applicable award agreement, a holder of shares of restricted stock will have all the rights of a shareholder, including the right to vote and the right to receive dividends paid with respect to those shares.  A holder of restricted stock units will not have voting rights with respect to the underlying shares until those shares are issued and, unless otherwise provided in the applicable award agreement, will not have the right to receive dividend equivalents in the case of any dividends paid on the shares.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

Unless otherwise determined by the Committee and specified in the award agreement: (1) if a participant terminates service with Banner and its affiliates for any reason other than death, disability, or prior to a change in control of Banner as defined in the Plan, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will be forfeited; and (2) if a participant terminates service with Banner and its affiliates due to death or disability, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will vest in full.

Terms and Conditions of Performance Shares and Performance Units.  Performance shares and performance units may be granted to participants at any time and from time to time by the Committee, entitling the participant to future cash payments, shares or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.  These performance goals may, but need not, include performance goals intended to qualify the award as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (explained below under “Qualified Performance-Based Compensation”).

Performance goals established by the Committee will relate the performance of Banner or an affiliate, or to individual performance, and be based upon such measures as determined by the Committee.  Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an award earned.  Performance goals may relate to absolute performance or relative performance measured against other groups, individuals or entities.

The Committee will establish a maximum amount of a participant’s award, denominated in shares, in the case of performance shares, or units, in the case of performance units.  Each award of performance shares or performance units will be evidenced by an award agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions, and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions.  The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares or a combination of both.  Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due, unless otherwise provided in an award.  Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Unless provided otherwise in the participant’s award agreement related to performance shares or performance units:

•
if the employment or service of a participant terminates before the end of a performance period due to death, disability or retirement after reaching age 65, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period.  Payment under these circumstances will be made at the same time payments are made to participants who did not terminate service during the performance period.

•
if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be cancelled; however, if the participant’s employment or service is terminated by Banner other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding paragraph.

•
performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Terms and Condition of Other Share-Based Awards. The Committee may, subject to the award limitations in the Plan, grant to any participant other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares or factors that may influence the value of shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of Banner or an affiliate or business unit thereof, or any other factors designated by the Committee, and awards valued by reference to the book value of shares or the value of securities of, or the performance of specified affiliates or other business units of Banner. The Committee shall determine the terms and conditions of such other stock-based awards, including the number of underlying shares, the purchase price, if any, vesting (which may, but need not, be subject to achievement of “qualifying performance goals”), if any, forfeiture and transferability.

Terms and Conditions of Cash Awards.  The Committee also may grant cash awards to any participant. The Committee will determine the terms and conditions of cash awards, including, without limitation, any performance criteria which must be satisfied (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as discussed under “Qualified Performance-Based Compensation”).

Qualified Performance-Based Compensation.  Section 162(m) of the Internal Revenue Code generally disallows federal income tax deductions for compensation in excess of $1 million per year paid to each of Banner’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.  Compensation that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code generally is not subject to the $1 million deduction limit.  Stock options and stock appreciation rights generally automatically qualify as “performance based compensation,” provided that certain grant procedures are followed that place limits on the number of stock options and stock appreciation rights that can be granted to an individual during a specified time period.  In addition to the limitations on awards to individuals and satisfying grant procedure requirements, one of the conditions necessary to qualify awards other than stock options and stock appreciation rights as “performance-based compensation” (to the extent the particular award is intended to so qualify) is that the award be subject to one or more pre-established performance goals and that the material criteria relating to such performance goals be disclosed to, and approved by, shareholders before the incentive compensation is paid.

For any awards under the 2014 Omnibus Incentive Plan, other than stock options and stock appreciation rights, that are intended to meet the definition of “performance-based compensation” the Committee will subject the vesting and payability of the award to the achievement of one or more pre-established performance goals (referred to as “qualifying performance goals”) based upon one or more of the following performance criteria (referred to as “qualifying performance measures”): earnings and earnings per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to the number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible shareholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Any qualifying performance measure(s) may be used to measure the performance of Banner, any affiliate or business unit of Banner, or any combination of both.  Performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate.  In the award agreement, the Committee may provide for accelerated vesting of any award based on the achievement of qualifying performance goal(s).

The Committee may provide in the award agreement that any evaluation of attainment of a qualifying performance goal may include or exclude the effects of any of the following events that occurs during the relevant period: extraordinary, unusual and/or non-recurring items of gain or loss; asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; and acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing qualifying performance measures without obtaining shareholder approval, the Committee has sole discretion under the Plan to make such changes without obtaining shareholder approval. The Committee may, in its discretion, also grant performance-based awards under the Plan that are not intended to satisfy, and do not satisfy, the requirements of “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Prohibition on Repricing of Options of Stock Appreciation Rights.  Except as provided under “Adjustments in the Event of Business Reorganization; Other Adjustments” below, neither the Committee nor the Board may amend or modify the exercise price of a stock option or stock appreciation right, or cancel the stock option or stock appreciation right at a time when the exercise price is greater than the fair market value of Banner’s common stock in exchange for another award.

Forfeiture of Awards.  If the holder of an unvested award terminates service other than due to death, disability or a change in control of Banner as defined in the Plan, the unvested portion of the award will be forfeited by the holder.  Upon any termination of service for cause, all awards not previously exercised or paid shall be forfeited immediately by the holder.

Transferability of Awards.  Stock options, stock appreciation rights, restricted stock and restricted stock units may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance, or pursuant to a domestic relations order.  Furthermore, the Committee may approve the transfer of non-qualified stock options, stock appreciation rights and restricted stock awards to certain family members.

Amendment and Termination of the Plan; Clawback; Section 409A.  The 2014 Omnibus Incentive Plan has a term of ten years, after which no further awards may be granted.  The Board of Directors may at any time amend, suspend or terminate the Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. All awards are subject to “clawback” provisions as required by law, rule, regulation or stock exchange listing, or a policy related thereto. All awards shall either be exempt from Section 409A of the Internal Revenue Code, or if not exempt, include terms that are compliant therewith.

Adjustments in the Event of Business Reorganization; Other Adjustments.  In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, affects the shares of Banner common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the Committee must, in such manner as it deems equitable, adjust the number of shares as to which future awards may be made and the number of shares subject to and exercise prices of outstanding awards. The Committee also is authorized to make adjustments in the terms and conditions of and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Banner or any affiliate, or the financial statements of Banner or any affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

Important Considerations

The 2014 Omnibus Incentive Plan contains a number of provisions that we believe are consistent with, and protective of, the interests of shareholders, our compensation philosophy, recent developments in compensation practices and sound corporate governance practices, including:

•	No liberal share counting. The Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements.

•
No repricing of stock options and stock appreciation rights. The Plan prohibits the repricing of stock options or stock appreciation rights, or the exchange of a stock option or stock appreciation right at a time when the exercise price exceeds the fair market value of the shares (i.e., when the shares are “underwater”).

•	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	No dividends on unearned awards. Except for restricted stock, the Plan prohibits the payment of dividends on unearned awards, unless provided in an award agreement.

•	Limit on awards to any one individual. The Plan imposes a maximum number of shares or cash performance awards that may be granted to any one individual in any 12-month period.

Banner currently maintains the  2001 Stock Option Plan, Long-Term Incentive Plan and 2012 Restricted Stock and Incentive Bonus Plan.  Stock options, shares of restricted common stock and phantom stock were awarded pursuant to these plans and outstanding awards will not be affected by adoption of the 2014 Omnibus Incentive Plan.  As of March 1, 2014, 101,781 shares were available for award under the existing plans.  We believe that the availability of stock and incentive cash compensation programs is an important element of Banner’s overall retention, recruitment, incentive compensation and growth strategies and that the adoption of the 2014 Omnibus Incentive Plan will assist us in meeting the objectives of these strategies.

In determining the number of shares to be reserved for issuance under the 2014 Omnibus Incentive Plan and analyzing the impact on our shareholders of making equity awards, we considered our “burn rate” and “overhang.”  “Burn rate” provides a measure of the potential dilutive impact of our equity award program.  Set forth below is a table that reflects our burn rate for 2013, 2012 and 2011 as well as the average over those years.

Fiscal Year	Restricted Stock Granted	Options Granted	Total Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2013	98,891	--	98,891	19,397,360.0051
2012	92,035	--	92,035	18,722,859.0049
2011	17,692	--	17,692	16,752,848.0011
Three-year average	69,539	--	69,539	18,291,022.0038
___________
(1)	Gross burn rate is defined as the number of shares of common stock underlying awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

The following table provides information as of March 1, 2014 regarding our total outstanding shares of common stock, shares underlying outstanding awards under prior plans and shares that would be added upon shareholder approval of the 2014 Omnibus Incentive Plan (“overhang”):

As of March 1, 2014

Shares underlying outstanding awards	172,939

Shares outstanding	19,518,834

Overhang (shares underlying outstanding awards/shares outstanding)	0.89%

Shares available for grant under prior plans	101,781

Total overhang (shares underlying outstanding awards and plan shares available/shares outstanding)	1.41%

Shares Board seeks approval for	900,000

As a percentage of shares outstanding	4.61%

Federal Income Tax Consequences

The following discussion provides a general overview of the federal tax consequences that apply to non-qualified stock options, incentive stock options, restricted stock awards, stock appreciation rights, performance awards and other awards, as of the date of this Proxy Statement.

Non-qualified Stock Options.  Under current federal tax law, the non-qualified stock options granted under the 2014 Omnibus Incentive Plan will not result in any taxable income to the optionee or any tax deduction to Banner at the time of grant.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is taxable to the optionee as compensation income and is generally deductible by Banner.  The optionee’s tax basis for the shares is the market value of the shares at the time of exercise.  Upon a sale of the shares, the optionee will recognize a capital gain to the extent of any appreciation in value of the shares from the date of exercise to the date of sale, and such gain will qualify as long-term capital gain if the applicable capital gain holding period is satisfied.

Incentive Stock Options.  Neither the grant nor the exercise of an incentive stock option under the 2014 Omnibus Incentive Plan will result in any federal tax consequences to either the optionee or Banner, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee’s alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the exercise price and the sale price will be taxed as ordinary income and Banner will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable capital gains holding period is satisfied.  If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

Restricted Stock Awards.  Recipients of restricted shares granted under the 2014 Omnibus Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, or at the time shares of Banner common stock are transferred to the awardee, in the case of share units, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder of restricted stock (but not share units) may elect to recognize ordinary income on the date of the grant of the restricted stock in an amount equal to the fair market value of the shares on the grant date.  Upon a subsequent sale of the shares, the holder of restricted stock will recognize capital gain or loss based on the difference between the amount received and the amount previously recognized as ordinary income.  If an award agreement provides that an owner of restricted stock is entitled to receive dividends, then recipients of shares granted under the Plan will also recognize ordinary income equal to their dividend payments when these payments are received.

Stock Appreciation Rights.  In general, the grant of a stock appreciation right will not result in income to the recipient or in a tax deduction to Banner.  Upon the settlement of a stock appreciation right, whether in cash or in shares of Banner stock, the recipient will recognize compensation income equal to the aggregate value of the payment received, and Banner generally will be entitled to an income tax deduction in the same amount.  The amount of the tax deduction might be deferred or limited if Section 162(m) of the Internal Revenue Code applies to the recipient.

Performance Shares or Performance Units.  In general, the awarding of performance shares and performance units will not result in income to the recipient or in a tax deduction to Banner.  A participant will recognize compensation income upon the receipt of cash or Banner stock in connection with satisfying the performance award conditions, and Banner will be entitled to an income tax deduction at such time equal to the amount of income recognized by the participant.  The amount of the tax deduction might be deferred or limited if Section 162(m) of the Internal Revenue Code applies to the recipient.

Other Share or Cash Awards.  In general, other awards of Banner stock or cash will be includible as compensation income to the participant upon receipt, and Banner will be entitled to an income tax deduction at such time equal to the amount of income recognized by the participant.  The amount of the tax deduction might be deferred or limited if Section 162(m) of the Internal Revenue Code applies to the recipient.

Proposed Awards Under the Plan

No awards have been proposed under the 2014 Omnibus Incentive Plan as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table summarizes share and exercise price information regarding our equity compensation plans as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders:	26,364	$206.27	110,574

Equity compensation plans not
approved by security holders:	--	N/A	--

Total	26,364		110,574

Voting Recommendation

The Board of Directors recommends that shareholders vote FOR the adoption of the Banner Corporation 2014 Omnibus Incentive Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent auditor, the internal audit department and management.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Banner’s audited financial statements for the year ended December 31, 2013:

•	The Audit Committee has completed its review and discussion of the 2013 audited financial statements with management;

•
The Audit Committee has discussed with the independent auditor (Moss Adams LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•	The Audit Committee has, based on its review and discussions with management of the 2013 audited financial statements and discussions with the independent auditors, recommended to the Board of

Directors that Banner’s audited financial statements for the year ended December 31, 2013 be included in its Annual Report

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee

Gordon E. Budke, Chairman
Robert D. Adams
D. Michael Jones
John R. Layman

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected Moss Adams LLP as our independent auditor for the year ending December 31, 2014 and that selection is being submitted to shareholders for ratification.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Moss Adams LLP to our shareholders for ratification as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Banner and our shareholders.  Moss Adams LLP served as our independent auditor for the year ended December 31, 2013 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent auditor.

The following table sets forth the aggregate fees billed, or expected to be billed, to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2013 and 2012.

	Year Ended December 31,
	2013	2012

Audit Fees (1)	$464,756	$449,486
Audit-Related Fees	30,520	84,273
Tax Fees	120,615	100,250
All Other Fees	--	--
___________
(1)	Fees for 2013 include estimated amounts to be billed.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with the Committee’s annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.  For the year ended December 31, 2013, the Audit Committee approved all of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

The Audit Committee of the Board of Directors determined that all of the services performed by Moss Adams LLP in fiscal year 2013 were not incompatible with Moss Adams LLP maintaining its independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Banner’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us  with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by these persons, we believe that during the year ended December 31, 2013, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner’s common stock.  In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Banner’s 2013 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2014.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to us or by accessing our proxy materials online at www.bannerbank.com/proxymaterialshttp://www.investorvote.com/banr.  The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Banner’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2014 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our annual meeting to be held in 2015 must be received by us no later than November 22, 2014 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

In addition, our Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must state the shareholder’s name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Our Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days’ notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must set forth (1) the name, age, business address and, if known, residence address of each nominee for election as a director, (2) the principal occupation or employment of each nominee, (3) the number of shares of Banner common stock which are beneficially owned by each such nominee, (4) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (5) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ALBERT H. MARSHALL

ALBERT H. MARSHALL
SECRETARY

Walla Walla, Washington
March 24, 2014

 Appendix A

COMPENSATION COMMITTEE CHARTER
FOR
THE COMPENSATION COMMITTEE
OF BANNER CORPORATION
AND
THE COMPENSATION COMMITTEE
OF BANNER BANK

I.  Purpose

The primary function of the Compensation Committee of Banner Corporation (“Corporation Compensation Committee”) and the Compensation Committee of Banner Bank (“Bank Compensation Committee,” and together with the Corporation Compensation Committee, the “Committees”) is to work together to coordinate the compensation paid to the directors, officers and employees of both Banner Corporation (“Corporation”) and Banner Bank (“Bank”).  In achieving this goal, the Committees shall operate separately but shall coordinate their efforts in order to achieve a coordinated policy.  The Corporation Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Corporation, while the Bank Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Bank.  The Committees shall coordinate their efforts to ensure that compensation policies are administered fairly and consistently.

II.  Composition

The Committees shall each be comprised of three or more directors as determined by the Board of Directors of the Corporation or the Bank, as appropriate.  Each member shall be an independent director of the respective entity, who is free from any relationships that, in the opinion of the relevant Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.  Member independence will be in conformity with rules established by the Securities and Exchange Commission and the National Association of Securities Dealers.  The Board shall also consider whether it is advisable for members of the Committees to also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any other standards of applicable law, rule or regulation.  The members of the Committees shall be elected by the Board of Directors of the Corporation or the Bank, as appropriate, at the annual organizational meeting of the relevant Board and shall serve until their successors are duly elected and qualified.  Unless a Chair is selected by the relevant Board, the members of each Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

The Committees shall each meet at least annually, or more frequently as circumstances dictate.  As part of the job to set executive compensation levels, each Committee should meet at least annually with the appropriate Chief Executive Officer in order to discuss the Chief Executive Officer’s evaluation of the senior officers and recommendations for compensation levels.  In addition to the separate meetings of the Corporation Compensation Committee and the Bank Compensation Committee, the Committees shall meet together at least annually, or more frequently as circumstances dictate, to ensure that compensation policies for the Corporation and the Bank are administered consistently.

IV.  Responsibilities and Duties

To fulfill its responsibilities and duties, each Committee shall (with the understanding that the Corporation Compensation Committee shall take all action with respect to the Corporation and the Bank Compensation Committee shall take all action with respect to the Bank):

Compensation Policies

1.	Develop guidelines and policies for director compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.
2.	Develop guidelines and policies for executive compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.
3.	Make regular reports to the appropriate Board of Directors.
4.	At least annually, review the compensation policies to ensure that they are effective in meeting goals for compensation and make new recommendations, as needed.
5.	Review and approve the list of a peer group of companies to which the Corporation and the Bank shall compare themselves for compensation purposes.
6.
If necessary, engage consultants, legal counsel or other advisers ("compensation advisers") to provide comparative information regarding compensation and benefits, and advice on issues involving laws and regulations governing compensation.

7.	Review and approve other large compensation expense categories such as employee benefit plans.
8.	At least annually, review and update (if necessary) this Charter, as conditions dictate.

Compensation

9.	Review director compensation levels and recommend, as necessary, changes in the compensation levels, with equity ownership in the Corporation encouraged.
10.
Receive and review an annual report from the Chief Executive Officer which includes the performance assessment for all senior officers and recommendations for compensation levels, and which also includes salary recommendations for all employees.

11.	Set compensation for all executive management officers, other than the Chief Executive Officer, based on the recommendations of the Chief Executive Officer.
12.
On an annual basis, review and approve goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation based on this evaluation.  The Chief Executive Officer shall not be present during voting on deliberations on his/her compensation.

13.
Annually review and approve any (i) employment agreements, severance agreements and change in control agreements or provisions, in each case, when and if appropriate, and (ii) any special or supplemental benefits.

14.	Adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

Reporting

15.	Prepare a report on executive compensation for inclusion in the Corporation’s annual proxy statement, consulting with the Corporation’s legal counsel, if necessary.

V.  Compensation Advisers

Each Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by that Committee.  The Corporation and the Bank must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to an adviser retained by the Committee.  Prior to selecting or receiving advice from a compensation adviser, the appropriate Committee must take into account the following factors:

●	the provision of other services to the Corporation by the person that employs the compensation adviser;

●	the amount of fees received from the Corporation by the person that employs the compensation adviser, as a percentage of the total revenue of the person that employs the compensation adviser;

●	the policies and procedures of the person that employs the compensation adviser that are designed to prevent conflicts of interest;

●	any business or personal relationship of the compensation adviser with a member of the Committee;

●	any stock of the Corporation owned by the compensation adviser; and

●	any business or personal relationship of the compensation adviser or the person employing the adviser with an Executive Officer of the Corporation.

Although these factors must be considered, there is no requirement that when selecting or receiving advice from a compensation adviser, the compensation adviser must be independent.

Appendix B

BANNER CORPORATION
AUDIT COMMITTEE CHARTER

I.	Statement of Purpose

The Audit Committee (“Audit Committee” or “Committee”) is a standing committee of the Board of Directors (“Board”) of Banner Corporation (“Corporation”).  The primary function of the Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.  In addition, the Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of financial reports and other financial information provided by the  Corporation and the Corporation’s systems of internal accounting and financial controls; (b) the registered public accounting firm (“independent auditor”) and the evaluation of the independent auditor’s qualifications, independence and performance; (c) the performance of the Corporation’s internal audit function; (d) the compliance by the Corporation with legal and regulatory requirements, including disclosure, controls and procedures; and (e) the fulfillment of the other responsibilities set forth herein.  The Committee shall also prepare the report of the Committee required to be included in the Corporation’s annual meeting proxy statement.

II.	Composition

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, as a member of the Committee.  Members of the Committee shall be appointed and removed by action of the Board.  All members of the Committee shall have a working familiarity with basic finance and accounting practices, including being able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement.  Member independence, experience and financial expertise will be in conformance with rules established by the SEC, NASDAQ Stock Market, FDIC and the AICPA.  The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.  Unless a Chair is selected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet as often as it determines, but not less than four times per year.  As part of its job to foster open communication, the Committee shall meet periodically with management, the head of internal audit and the independent auditor in separate executive session to discuss any matters that the Committee or each of these groups believes should be discussed privately.  In addition, the Committee shall meet with the independent auditor and management quarterly to review the Corporation’s financial statements. The Committee may also meet separately with regulatory examiners.

A majority of the members of the Committee will constitute a quorum.  Any act of a majority of the members present at any meeting at which a quorum is present shall be an act of the Committee.

An agenda and supporting materials shall be sent to members prior to each meeting.  Minutes will be prepared to document the discharge of the Committee’s responsibilities.  The Committee shall make regular reports to the Board of Directors.

IV.	Authority

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered accounting firm shall report directly to the Committee.  The Audit Committee also has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.  The Corporation will provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the

Corporation, (2) compensation to any advisers employed by the Audit Committee; and (3) ordinary administrative expenses of the Audit Committee.

V.	Charter

At least annually, this charter will be reviewed and updated, as conditions dictate, with such changes submitted to the Board of Directors for approval.

VI.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Independent Auditor

1.
Approve all audit engagement fees and terms and all non-audit engagements with the independent auditor.  The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee.  If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting.

2.
Ensure receipt directly from the independent auditor any and all reports and annually a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1.  On an annual basis, the Committee should review and discuss with the auditor any such relationships to determine the auditor’s independence and objectivity.  The Committee should take appropriate action to oversee the independence of the auditor.

3.	Not less than quarterly, consult with the independent auditor out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

4.
Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years or such shorter period as may be required by law, rule or regulation.

Financial Reporting Processes

5.
Review and discuss with financial management and the independent auditor the financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Corporation’s reports on Forms 10-Q and 10-K and annual reports to shareholders prior to any such report’s filing with the SEC or prior to the release of earnings.  The Committee shall determine whether or not the audited financial statements should be included in the Corporation’s Form 10-K.

6.
Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

7.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

8.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies  and  the  adequacy  of  disclosures about  changes  in  internal  control  over  financial reporting.

9.
Review and discuss with management and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

10.	Review and discuss quarterly reports from the independent auditor on:

All critical accounting policies and practices to be used.

All alternative treatments of financial information within generally  accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

11.
Review and discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such review may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and the chair of the Committee may represent the entire Committee for the purposes of this review.

12.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

13.	In coordination with the Board-level Risk Committee, discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course  of  the  audit  work, any restrictions  on  the  scope  of  activities  or  access  to  requested information, and any significant disagreements with management.

15.
Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

16.	Review the minutes of the Corporation’s Disclosure Committee and consider, when practicable, having a member of the Audit Committee attend such meetings.

17.	Receive regular reports from the Audit Committee representative serving on the Board-level Risk Committee.

18.	Review the activities of and receive reports from the Compensation Committee to provide support and assurance of compliance with statutory requirements.

Internal Audit Function

19.	Review and approve the Internal Audit charter annually.

20.	Be responsible for recommendations to Management as to the appointment, annual review, compensation and replacement of the head of Internal Audit.

21.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

22.
Review and discuss with the independent auditor and management the internal audit department responsibilities, including approval of the annual internal audit plan and budget, adequacy of staffing and any recommended changes in the planned scope of the internal audit.

23.	Ensure there are no unjustified restrictions or limitations on the internal audit function.

24.	Review the effectiveness of the internal audit activity.

Compliance

25.
Maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employee or others of concerns regarding questionable accounting and auditing matters.

26.
Obtain from the independent auditor assurance that, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

27.
Obtain reports from management, the Corporation’s Chief Internal Auditor and the independent auditor that the Corporation is in conformity with applicable legal       requirements and the Corporation’s Code of Business Conduct and Ethics, which   includes special ethics obligations for employees with financial reporting responsibilities. Advise the Board with respect to the Corporation’s policies and procedures regarding  compliance  with  applicable  laws  and  regulations  and  with the  Corporation’s  Code  of Business Conduct and Ethics.

28.
Ensure that the Corporation conducts on an ongoing basis an appropriate review of all related party transactions and that all such transactions are approved by the Audit Committee or another independent body of the Board of Directors and to initiate any special investigations of conflicts of interest and compliance with federal, state, local and foreign laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

29.
Discuss with management and the independent auditor any correspondence with  regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

30.	Review the significant results of regulatory examinations of the Corporation related to the Corporation’s financial statements, internal controls or accounting policies.

31.	Discuss with the Corporation’s General Counsel, preferably quarterly, legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

Other

32.	Discuss with management any second opinions sought from an accounting firm other than the Corporation’s independent auditor, including the substance and reasons for seeking any such opinion.

33.	Review the Corporation’s policies and procedures for regular review of the expense accounts of the Corporation’s executive management.

34.
At its discretion, request that management, the independent auditor or the internal   auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

35.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law; as the Committee or Board deems necessary or appropriate.

VII.	Limitations of Audit Committee’s Roles

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

Appendix C

BANNER CORPORATION

2014 OMNIBUS INCENTIVE PLAN

C-i

C-ii

Banner Corporation

2014 Omnibus Incentive Plan

ARTICLE I
ESTABLISHMENT,  PURPOSE  AND  DURATION

Section 1.1         Establishment of the Plan.

The Company hereby establishes an incentive compensation plan to be known as the “Banner Corporation 2014 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash Awards.

The Plan was originally adopted effective as of January 28, 2014 by the Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s shareholders at the annual meeting of the Company’s shareholders on April 22, 2014, or any adjournment or postponement thereof (the “2014 Annual Meeting”).  If this Plan is not approved by the Company’s shareholders at the 2014 Annual Meeting, and in any event when required by Section 13.9, this Plan shall be void.

                Provided that the Plan is approved by the shareholders as provided for in this Section 1.1, this Plan shall be treated as a new plan for purposes of Section 422 of the Code (as herein defined), so that an Option granted hereunder on a date that is not more than ten years after the Effective Date, and that is intended to qualify as an Incentive Stock Option under Section 422 of the Code, complies with the requirements of Section 422(b)(2) of the Code and the applicable regulations thereunder.

Section 1.2          Purpose of the Plan.

The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company shareholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

Section 1.3          Duration of the Plan.

Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article XII herein.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

Award means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Stock-Based Awards or Cash Awards.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, or to receive any cash or Shares paid out under an Award to such Participant where such payout is made following the Participant’s death.

Board means the Board of Directors of Banner Corporation and any successor thereto.

Cash Award means an Award pursuant to Article IX.

Change in Control means the first to occur of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets,” as those phrases are determined under Section 409A.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Banner Corporation, a Washington corporation, and any successor thereto.

Director means any individual who is a member of the Board or the board of directors of an Affiliate or an advisory or emeritus director of the Company or an Affiliate who is not currently an Employee.

Disability means a total and permanent disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Employee means a full-time or part-time employee of the Company or an Affiliate.  Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

(a)  If the Shares are listed on any U.S. national securities exchange registered under the Securities Exchange Act of 1934 (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)  If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)  In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A, where necessary for the Award or benefit provided thereunder to comply with Section 409A.

Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, registered domestic partner (as determined under state law), former spouse, sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

Incentive Stock Option means a right to purchase Shares that is granted to an Employee that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not an Incentive Stock Option.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Other Stock-Based Award has the meaning set forth in Section 9.1 herein.

Participant means any Employee or Director who is selected by the Committee to receive an Award.

Performance Period means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

Performance Shares means an Award granted pursuant to Article VIII herein which entitles a Participant to receive Shares based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

Performance Units means an Award granted pursuant to Article VIII herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

Period of Restriction means the period during which the entitlement of a Participant under an Restricted Stock Award is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals (which may, but need not, include Qualifying Performance Goals), or upon the occurrence of other events as determined by the Committee, in its discretion.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Banner Corporation 2014 Omnibus Incentive Plan, as amended from time to time.

Qualified Performance-Based Compensation means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Qualifying Performance Goals under circumstances that satisfy Section 162(m) of the Code.

Qualifying Performance Goal means a performance criterion selected by the Committee for a given Award based on one or more Qualifying Performance Measures.

Qualifying Performance Measures means measures as described in Article X on which Qualifying Performance Goals may be based.

Restricted Stock means an award of Shares subject to a Period of Restriction granted pursuant to Article VII herein.

Restricted Stock Award means an award of Restricted Stock or Restricted Stock Units pursuant to Article VII.

Restricted Stock Units means an Award denominated in units subject to a Period of Restriction granted pursuant to Article VII herein.

Retirement means, subject to the terms of an Award, in the case of an Employee, the termination of a Participant’s employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained age 65.

Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

Service means, unless the Committee provides otherwise in an Award Agreement, employment or service in any capacity as a Director or  Employee of the Company or any Affiliate.

Share means a share of common stock of Banner Corporation.

Stock Appreciation Right means the right to receive a payment in Shares or cash measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination of Service upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or any of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised, or the date or dates on which a Restricted Stock Award ceases to be forfeitable (i.e., at the end of a Period of Restriction).

ARTICLE III
AVAILABLE SHARES - ELIGIBILITY - PARTICIPATION

Section 3.1     Shares Available Under the Plan.

Subject to adjustment as provided in Section 12.3, the total number of Shares available for grant under the Plan shall be 900,000 (the “Limit”).  These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company.  Awards that are not settled in Shares shall not be counted against the Limit.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2    Maximum Awards.

The maximum aggregate number of Shares that may be issued pursuant to Options that are Incentive Stock Options is 900,000, subject to adjustment as provided in Section 12.3 herein. Notwithstanding any provision in the Plan to the contrary and subject to adjustment as provided in Section 12.3 herein, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 100,000 (or 10,000 in the case of non-employee Directors), the maximum aggregate number of Shares with respect to Options or Stock Appreciation Rights that may be granted to any one person during any calendar year shall be 100,000, and the maximum aggregate amount that may be paid to any one person during any calendar year with respect to one or more Cash Awards shall be $3,000,000.

Section 3.3    Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of an Option or a Stock Appreciation Right, the number of underlying Shares as to which the exercise is related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.  The number of underlying Shares related to Restricted Stock Units shall be counted against the number of Shares available for Awards even if the Restricted Stock Unit is satisfied in cash  rather than Shares.

Section 3.4    Eligibility.

Persons eligible to participate in the Plan include all Employees and Directors.

Section 3.5    Actual Participation.

Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature, type and amount of each Award.  No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE IV
ADMINISTRATION

Section 4.1    Committee.

(a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)           The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2    Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan.  The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article XII herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder.  All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1    Grant of Options.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.  Only Employees may receive Incentive Stock Options.

(b)           Any Option granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Option;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date; and

(v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

No Option terms shall be permitted that would cause the Option to be subject to Section 409A.

Section 5.2    Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3    Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4    Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

       (a)  the date specified by the Committee in the Award Agreement;

              (b)  unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;

              (c)  unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month  period commencing on the date of the Participant’s termination of Service due to death, Disability or Retirement;

               (d)  as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

               (e)  the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5    Vesting Date.

(a)       The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b)       Unless otherwise determined by the Committee or specified in the Award Agreement:

(i) if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration; provided, however, that with the exception of a Termination for Cause, the Committee, in its sole discretion, shall have the right to waive such forfeiture and to immediately make exercisable all or any portion of such Options;

(ii) if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6    Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)  Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant, and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b)  Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

(c)  The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d)  Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7    Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii) delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv) by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected.

Section 5.8    Limitations on Options.

(a)           An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order (but such transfer shall cause an Incentive Stock Option to become an Non-Qualified Stock Option as of the day of the transfer); provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member; and provided further, than an Incentive Stock Option may be transferred to a trust if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held by the trust. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9    Prohibition Against Option Repricing.

Except as provided in Section 12.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1    Grant of Stock Appreciation Rights.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.  The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b)           Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Stock Appreciation Right;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date;

(v) specify that the Stock Appreciation Right shall be settled in cash or Shares, or a combination of cash and Shares; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

The terms and conditions of any Stock Appreciation Right shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the Stock Appreciation Right (so that the Stock Appreciation Right will not be subject to Section 409A).

Section 6.2    Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3    Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4    Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

       (a)  the date specified by the Committee in the Award Agreement;

       (b)  unless otherwise determined by the Committee or set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;

(c)  unless otherwise determined by the Committee or set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service due to death, Disability or Retirement;

(d)  as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)  the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5    Vesting Date.

(a)           The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee or specified in the Award Agreement:

(i) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Award shall be forfeited without consideration; provided, however, that with the exception of a Termination for Cause, the Committee, in its sole discretion, shall have the right to waive such forfeiture and to make exercisable all or any portion of such Stock Appreciation Rights;

(ii) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6    Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised.  A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of cash or a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised.  The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is affected.

Section 6.7    Limitations on Stock Appreciation Rights.

(a)           A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member.  The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8    Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 12.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right, or to cancel the Stock Appreciation Right at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1    In General.

(a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i) the number of shares of Restricted Stock or Restricted Stock Units covered by the Restricted Stock Award;

(ii) the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Restricted Stock or Restricted Stock Units;

(iii) the date of grant of the Restricted Stock Award;

(iv) the Period of Restriction for the Restricted Stock Award and the performance conditions, if any, which must be satisfied in order for the Vesting Date to occur, whether pursuant to Qualifying Performance Goals or otherwise;

(v) as to Awards awarding Restricted Stock, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi) as to Awards awarding Restricted Stock Units, the rights of the Participant with respect to attributes of the Restricted Stock Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances pursuant to which Restricted Stock Units shall be converted to Shares.

Restricted Stock Awards may contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit Award.  Unless otherwise specified in the Award, when and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

As to Awards awarding Restricted Stock Units, the terms of the Award shall either result in the Restricted Stock Units not being subject to Section 409A or, if the Restricted Stock Units are subject to Section 409A, include terms that cause the Restricted Stock Units to comply with Section 409A.

 (b)           All Awards consisting of Restricted Stock shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Banner Corporation and [Name of Participant] dated [Award Date] made pursuant to the terms of the Banner Corporation 2014 Omnibus Incentive Plan, copies of which are on file at the executive offices of Banner Corporation and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive communication or legend as the Committee, in its discretion, may specify.

(c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member.  The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

Section 7.2    Vesting Date.

(a)           The Period of Restriction and Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee or specified in the Award Agreement:

(i) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Restricted Stock or Restricted Stock Units shall be forfeited without consideration; provided, however that with the exception of a Termination for Cause, the Committee, in its sole discretion, shall have the right to reduce or eliminate the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason, upon such terms and provisions as it deems proper;

(ii) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3    Dividend Rights.

Unless otherwise specified in the Award Agreement:

(a)           During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(b)           Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant.  The Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit Award agreement.

Section 7.4    Voting Rights.

(a)           Unless otherwise specified in the Award Agreement, a Participant who is awarded Shares of Restricted Stock hereunder may exercise full voting rights with respect to those Shares including during the Period of Restriction.

(b)           A Participant shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

Section 7.5    Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Restricted Stock or Shares distributed in satisfaction of any unvested Restricted Stock Units that become vested on the date of the Participant’s death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 7.6    Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.  It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
PERFORMANCE SHARES AND PERFORMANCE UNITS

Section 8.1    Grant of Performance Shares and Performance Units.

Subject to the limitations set forth in Sections 3.1 and 3.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units, entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include Qualifying Performance Goals) established for a Performance Period.

Section  8.2   Amount of Award.

Subject to the limitations of Section 3.1, the Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

Section  8.3   Award Agreement.

Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit Award agreement, including governing provisions such as: (i) the target and maximum amount payable to the Participant pursuant to the Award; (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment; (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares; (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares; (vii) forfeiture provisions; and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.  No Award of Performance Shares or Performance Units may provide for voting rights with respect to the underlying Shares, and any such provision shall be null and void.

Section 8.4   Performance Goals.

Performance goals established by the Committee shall relate to Company- or Affiliate-wide, group or individual performance, and be based upon such measures as are determined by the Committee; provided, however, that the performance measures for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for Qualified Performance-Based Compensation shall be based on one or more Qualifying Performance Measures selected by the Committee in accordance with Article X herein.  Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

Section 8.5   Discretionary Adjustments.

Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

Section  8.6    Payment of Awards.

Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit Award that qualifies as a short-term deferral that is exempt from Section 409A).

Section  8.7   Termination of Employment or Service Due to Death, Disability or Retirement.

Unless provided otherwise in the Participant’s Award evidencing his or her Performance Shares or Performance Units, if the Service of a Participant shall terminate before the end of a Performance Period by reason of death, Disability or Retirement, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 8.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ Service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 8.6 herein.

Section 8.8    Termination of Employment or Service for Other Reasons.

Unless provided otherwise in the Participant’s Award evidencing his or her Performance Shares or Performance Units, if the Service of a Participant shall terminate before the end of a Performance Period for any other reason than described in Section 8.7, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the Service of the Participant by the Company other than Termination for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 8.7 herein.

Section 8.9   Nontransferablity.

Except as otherwise provided in the Participant's Award evidencing his or her Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant's agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant's rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE IX
OTHER STOCK-BASED AWARDS AND CASH AWARDS

Section 9.1    Other Stock-Based Awards.

The Committee may, subject to the limitations of Sections 3.1 and 3.2 herein, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any Affiliate or business unit thereof, or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Affiliates or other business units of the Company (“Other Stock-Based Awards”).  The Committee shall determine the terms and conditions of such Other Stock-Based Awards, including, without limitation, the number of underlying Shares, the purchase price, if any, vesting (which may, but need not, be subject to achievement of Qualifying Performance Goals), if any, forfeiture and transferability.

Section  9.2   Cash Awards.

Subject to the limitations of Section 3.2 herein, the Committee may grant cash awards (“Cash Awards”) to any Participant.  The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include Qualifying Performance Goals).

Section  9.3   Section 409A Compliance.

To the extent any Award is made pursuant to this Article IX that constitutes “deferred compensation” under Section 409A, the terms of such Award shall be required to comply with Section 409A.

ARTICLE X
QUALIFIED PERFORMANCE-BASED COMPENSATION

Section 10.1    General.

Notwithstanding any other terms of the Plan, the vesting, payability, and value (as determined by the Committee) of each Award other than an Option or Stock Appreciation Right that, at the time of grant, the Committee intends to be Qualified Performance-Based Compensation shall be determined by the attainment of one or more Qualifying Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code, together with satisfaction of any other conditions, such as continuation of Service, as may be required by the Plan or otherwise determined by the Committee. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Qualifying Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Qualifying Performance Goal(s) relate(s) or such earlier time as is required to comply with Section 162(m) of the Code and the regulations thereunder. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Qualifying Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Qualified Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Qualifying Performance Goal(s), but the Committee may reduce the value below such maximum if the terms of the Award so provide. Qualifying Performance Goals may be different for different Participants, as determined in the discretion of the Committee.

Section 10.2   Qualifying Performance Measures.

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Qualifying Performance Measures set forth in this Article X, the Qualifying Performance Goal(s) upon which the payment or vesting of an Award that is intended to qualify as Qualified Performance-Based Compensation shall be limited to the following measures (referred to as “Qualifying Performance Measures”): earnings and earnings per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; Share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible shareholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Qualifying Performance Measures may be applied either to the Company as a whole or to an Affiliate or business unit, or to any combination thereof, as determined by the Committee.  Such performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee may provide for accelerated vesting of any Award based on the achievement of Qualifying Performance Goal(s), subject, in the case of Restricted Stock Awards, to the minimum time-based vesting conditions set forth in the Award.

The Committee may include or exclude extraordinary events or any other objective events or occurrences either establishing the Qualifying Performance Measures or in determining whether the Qualifying Performance Measure has been achieved, including but not limited to: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Qualified Performance Measure(s); (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Qualifying Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. For purposes of clarification, the Committee may, in its discretion, also grant performance-based Awards under the Plan that are not intended to satisfy, and do not satisfy, the requirements of Qualified Performance-Based Compensation.

ARTICLE XI
ADDITIONAL TAX PROVISION

Section 11.1    Tax Withholding Rights.

The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE XII

AMENDMENT AND TERMINATION

Section 12.1    Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 12.2    Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 12.3    Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii) the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE XIII
MISCELLANEOUS

Section 13.1    Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan“ under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 13.2    No Right to Continued Service.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as an Employee or a Director.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 13.3    Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 13.4    Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 13.5    Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof.  The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 13.6    Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 13.7    Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 13.8    Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

Banner Corporation 10 South First Avenue Walla Walla, Washington 99362 Attention: Corporate Secretary

(b)           If to a Participant, to such person’s address as shown in the Company’s records.

Section 13.9    Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the date the Board adopts the Plan.

Section 13.10   Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

Section 13.11      Compliance with Section 409A.

With respect to any amount payable under an Award that constitutes a deferral of compensation within the meaning of Section 409A, the Plan is intended to comply with Section 409A, and the Plan shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under Section 409A that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A, or at such other time that complies with Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, if the amount is subject to a deferral election by the Participant, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant's “separation from service” (as defined under Section 409A) other than due to death, and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

REVOCABLE PROXY
BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2014

The undersigned hereby appoints Robert D. Adams and Gordon E. Budke, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Banner Corporation (“Banner”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 22, 2014, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	VOTE WITHHELD

1	The election as director of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Three-Year Term:
Jesse G. Foster
Mark J. Grescovich
D. Michael Jones
David A. Klaue

Two-Year Term:
Brent A. Orrico

		FOR	AGAINST	ABSTAIN

2	Advisory (non-binding) vote to approve the compensation of Banner Corporation’s named executive officers.	[ ]	[ ]	[ ]

3	The adoption of the Banner Corporation 2014 Omnibus Equity
	Plan.	[ ]	[ ]	[ ]

4	The ratification of the Audit Committee’s selection of Moss Adams LLP as the independent auditor for the year ending December 31, 2014.	[ ]	[ ]	[ ]

5	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote FOR all proposals.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card.  If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors’ recommendations.  If any other business is presented at the annual meeting, the proxies will vote your shares in accordance with the directors’ recommendations.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.  This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Banner prior to the execution of this proxy of the Notice  of Annual Meeting of Shareholders, a Proxy Statement dated March 24, 2014 and the 2013 Annual Report to Shareholders.

Dated:                                        , 2014

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.